Execution Version

AGREEMENT AND PLAN OF MERGER

among

EASTSIDE DISTILLING, INC.,

CRAFT ACQUISITION CO LLC,

CRAFT CANNING LLC,

OWEN LINGLEY, AS EQUITYHOLDER REPRESENTATIVE,

and

THE EQUITYHOLDERS NAMED HEREIN

dated as of

January 11, 2019

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), dated as of January 11, 2019, is entered into by and among Eastside Distilling, Inc., a Nevada corporation (the “Parent”), Craft Acquisition Co LLC, an Oregon limited liability company and wholly owned subsidiary of Parent (“Sub”), Craft Canning LLC, an Oregon limited liability company (the “Company”), Owen Lingley, as Equityholder Representative appointed pursuant to Section 11.13 hereof (the “Equityholder Representative”), and the holders of the Company Interests party hereto (the “Equityholders”). The Parent, Sub, the Company, the Equityholder Representative and the Equityholders are collectively referred to herein as the “Parties” and each individually as a “Party.” Capitalized terms used in this Agreement without definition shall have the meaning given to such terms in ARTICLE I hereof.

RECITALS

WHEREAS, the Equityholders own all of the issued and outstanding membership interests of the Company, consisting of 100 units (collectively, the “Company Interests”);

WHEREAS, Company is an Oregon limited liability company taxed as an S-corporation;

WHEREAS, Sub is wholly owned by Parent and is a disregarded entity for tax purposes;

WHEREAS, the Board of Directors of Parent and members and/or managers of Sub and Company believe it is advisable and in the best interests of each Party and their respective owners that Parent acquire the Company through the statutory merger of the Company with and into Sub in a forward merger (the “Merger”) and, in furtherance thereof, have approved this Agreement and the Merger;

WHEREAS, pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, at the Effective Time (as defined below) all of the issued and outstanding Company Interests of the Company shall be converted into the right to receive the consideration set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

The following terms have the meanings specified or referred to in this ARTICLE I:

“2019 EBITDA Amount” has the meaning set forth in Section 2.09(a).

“Acquisition Proposal” has the meaning set forth in Section 6.10(a).

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

2

“Adjustment Ceiling” means $5,200,000.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Annual Financial Statements” has the meaning set forth in Section 3.05.

“Articles of Merger” has the meaning set forth in Section 2.02.

“Balance Sheet” has the meaning set forth in Section 3.05.

“Balance Sheet Date” has the meaning set forth in Section 3.05.

“Basket” has the meaning set forth in Section 9.04(a).

“Benefit Plan” has the meaning set forth in Section 3.22(a).

“Business” means the business of the Company as conducted immediately prior to the Closing.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Seattle, Washington are authorized or required by Law to be closed for business.

“Cap” means $2,987,964.

“Capital Payment Amount” means $193,931, which constitutes the capital purchases paid by the Company prior to Closing for purposes of satisfying production goals in the first and second calendar quarters of 2019.

“Cash” means the cash of the Company as of Closing.

“Cash Closing Payment” has the meaning set forth in Section 2.07.

“Cash Merger Consideration” has the meaning set forth in Section 2.05.

“Cash-out Equityholder” means any Equityholder who is not an “accredited investor” as such term is defined in Section 501(a) of Regulation D promulgated under the Securities Act.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.

“Closing” has the meaning set forth in Section 2.02.

“Closing Date” has the meaning set forth in Section 2.02.

“Closing Date Debt” means the Indebtedness set forth in Annex I attached hereto.

3

“Closing Statement” has the meaning set forth in Section 2.08.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the recitals.

“Company Fundamental Reps” has the meaning set forth in Section 8.02(a).

“Company Intellectual Property” means all Intellectual Property that is owned or held for use by the Company and its Subsidiaries.

“Company Interests” has the meaning set forth in the recitals.

“Company IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, permissions and other Contracts (including any right to receive or obligation to pay royalties or any other consideration), whether written or oral, relating to Intellectual Property to which the Company or any of its Subsidiaries is a party, beneficiary or otherwise bound.

“Company IP Registrations” means all Company Intellectual Property that is subject to any issuance registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including registered trademarks, domain names and copyrights, issued and reissued patents and pending applications for any of the foregoing.

“Company’s Knowledge” or any other similar knowledge qualification, including, without limitation references to the Company’s awareness, means the actual knowledge of any of the Equityholders or Todd Garrett, in each case after due inquiry.

“Company Services” has the meaning set forth in Section 3.11.

“Company Transaction Expenses” has the meaning set forth in Section 11.01.

“Computer Systems” has the meaning set forth in Section 3.13(b)(i).

“Consideration Spreadsheet” has the meaning set forth in Section 2.11.

“Continuing Employee PIIAs” has the meaning set forth in Section 6.07.

“Continuing Employees” has the meaning set forth in Section 6.07.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Delinquent Entity” has the meaning set forth in Section 3.03.

“Direct Claim” has the meaning set forth in Section 9.05(c).

“Disclosure Schedules” means the Disclosure Schedules delivered by the Company and the Equityholders concurrently with the execution and delivery of this Agreement.

“Dollars or $” means the lawful currency of the United States.

4

“Disputed Amounts” has the meaning set forth in Section 2.08(c).

“EBITDA” means net income (loss) of the Company before interest income and expense; income tax expense; depreciation expense and amortization expense; any non-cash long-lived asset impairment charge; non-cash stock-based compensation; acquisition and related expenses; and any other one-time, non-recurring income and expense items of the Company.

“EBITDA Adjustment” has the meaning set forth in Section 2.09(d).

“EBITDA Dispute Notice” has the meaning set forth in Section 2.09(b).

“EBITDA Disputed Items” has the meaning set forth in Section 2.09(c).

“EBITDA Notice” has the meaning set forth in Section 2.09(a).

“EBITDA Resolution Period” has the meaning set forth in Section 2.09(b).

“EBITDA Review Period” has the meaning set forth in Section 2.09(b).

“EBITDA Target” means $1,000,000.

“Effective Time” has the meaning set forth in Section 2.02.

“Employment Agreements” has the meaning set forth in Section 6.07.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Environmental Claim” means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

5

“Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“Equityholder Fundamental Reps” has the meaning set forth in Section 8.02(a).

“Equityholder Representative” has the meaning set forth in the preamble.

“Equityholder Representative’s Accountants” means Isler Northwest LLC.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Company, any of its Subsidiaries or any of its Affiliates as a “single employer” within the meaning of Section 414 of the Code.

“Estimated Closing Amount” means the difference obtained by subtracting the sum of the Estimated Closing Date Debt and the Estimated Closing Transaction Expenses from the sum of the Estimated Closing Cash and the Capital Payments Amount.

“Estimated Closing Cash” has the meaning set forth in Section 2.08(a).

“Estimated Closing Date Debt” has the meaning set forth in Section 2.08(a).

“Estimated Closing Transaction Expenses” has the meaning set forth in Section 2.08(a).

“Estimated Closing Statement” has the meaning set forth in Section 2.08(a).

“Excluded Claims” has the meaning set forth in Section 6.13.

“FAR” has the meaning set forth in Section 3.14(b).

“FCPA” has the meaning set forth in Section 3.20(c).

“Final Closing Amount” means the difference obtained by subtracting the sum of the Closing Date Debt and the Company Transaction Expenses from the Cash and the Capital Payments Amount.

“Financial Statements” has the meaning set forth in Section 3.05.

“Fundamental Reps” has the meaning set forth in Section 8.02(a).

6

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Government Contracts” has the meaning set forth in Section 3.08(a)(viii).

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

“Indebtedness” means, without duplication and with respect to the Company and its Subsidiaries, all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services, (c) long or short-term obligations evidenced by notes, bonds, debentures or other similar instruments; (d) obligations under any interest rate, currency swap or other hedging agreement or arrangement; (e) capital lease obligations; (f) reimbursement obligations under any letter of credit, banker’s acceptance or similar credit transactions; (g) guarantees made by the Company or any of its Subsidiaries on behalf of any third party in respect of obligations of the kind referred to in the foregoing clauses (a) through (f); (h) other long-term Liabilities; and (i) any unpaid interest, prepayment penalties, premiums, costs and fees that would arise or become due as a result of the prepayment of any of the obligations referred to in the foregoing clauses (a) through (h).

“Indemnified Party” has the meaning set forth in Section 9.05.

“Indemnifying Party” has the meaning set forth in Section 9.05.

“Indemnity Reduction Amounts” has the meaning set forth in Section 9.04.

“Independent Accountant” has the meaning set forth in Section 2.08(c).

“Investment Entity” has the meaning set forth in Section 3.03.

“Insurance Policies” has the meaning set forth in Section 3.18.

7

“Intellectual Property” means all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the Laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all: (a) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications and renewals for, any of the foregoing; (b) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority, web addresses, web pages, websites and related content, accounts with Twitter, Facebook and other social media companies and the content found thereon and related thereto, and URLs; (c) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights, author, performer, moral and neighboring rights, and all registrations, applications for registration and renewals of such copyrights; (d) inventions, discoveries, trade secrets, business and technical information and know-how, databases, data collections and other confidential and proprietary information and all rights therein; (e) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models); (f) software and firmware, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases and other related specifications and documentation; and (g) semiconductor chips and mask works.

“Interim Balance Sheet” has the meaning set forth in Section 3.05.

“Interim Balance Sheet Date” has the meaning set forth in Section 3.05.

“Interim Financial Statements” has the meaning set forth in Section 3.05.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liabilities” has the meaning set forth in Section 3.06.

“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including, without limitation, incidental, consequential, special or indirect damages (including loss of revenue, diminution of value or any damages based on any type of multiple), reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include punitive damages, except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party.

“Malicious Instructions” has the meaning set forth in Section 3.13(b)(iii).

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the Company or any of its Subsidiaries, or (b) the ability of the Company, any of its Subsidiaries, or the Equityholders to consummate the transactions contemplated hereby on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company or any of its Subsidiaries operates; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement, except pursuant to Section 3.04 and Section 6.03; (vi) any changes in applicable Laws or accounting rules, including GAAP; or (vii) the public announcement, pendency or completion of the transactions contemplated by this Agreement; provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company or any of its Subsidiaries compared to other participants in the industries in which the Company or any of its Subsidiaries conducts its respective business.

8

“Material Contracts” has the meaning set forth in Section 3.08(a).

“Material Customers” has the meaning set forth in Section 3.17(a).

“Material Suppliers” has the meaning set forth in Section 3.17(b).

“Merger” has the meaning set forth in the preamble.

“Merger Consideration” means, subject to the Adjustment Ceiling, an amount equal to (a) Five Million Four Hundred Thousand Dollars ($5,400,000) plus (b) the amount of Estimated Closing Cash, plus (c) the amount of the Capital Payments Amount, minus (c) the amount of Estimated Closing Date Debt, and minus (d) the Estimated Closing Transaction Expenses. A sample calculation of the Merger Consideration is attached as Annex II for illustrative purposes only.

“Non-U.S. Benefit Plan” has the meaning set forth in Section 3.22(a).

“Notes” has the meaning set forth in Section 2.07.

“Overpayment Amount” has the meaning set forth in Section 2.08(d).

“Parent” has the meaning set forth in the preamble.

“Parent Common Stock” means the shares of common stock of Parent, $0.0001 par value per share.

“Parent Indemnitees” has the meaning set forth in Section 9.02.

“Parent’s Accountants” means the certified public accountants contracted for, hired, engaged or employed by Parent.

“Parent SEC Documents” has the meaning set forth in Section 5.07.

“Percentage Share” means, with respect to any Equityholder, (A) the total number of Company Interests held by such Equityholder immediately prior to Closing, divided by (B) the aggregate number of Company Interests held by all Equityholders immediately prior to Closing, as set forth on the Consideration Spreadsheet.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Permitted Encumbrances” has the meaning set forth in Section 3.09(a).

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“PII” has the meaning set forth in Section 3.13(a).

“Post-Closing Adjustment” has the meaning set forth in Section 2.08(b).

9

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period beginning after the Closing Date.

“Post-Closing Taxes” means Taxes of the Company or its Subsidiaries for any Post-Closing Tax Period.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.

“Pre-Closing Taxes” means Taxes of the Company or its Subsidiaries for any Pre-Closing Tax Period.

“Real Property” means the real property owned, leased or subleased by the Company or its Subsidiaries, together with all buildings, structures and facilities located thereon.

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Releasees” has the meaning set forth in Section 6.12.

“Released Claims” has the meaning set forth in Section 6.12.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Required Consents” has the meaning set forth in Section 6.03(b).

“Resolution Period” has the meaning set forth in Section 2.08(c).

“Restricted Period” has the meaning set forth in Section 6.02(a).

“Review Period” has the meaning set forth in Section 2.08(c).

“SBA Contract” has the meaning set forth in Section 3.14(b).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller Indemnitees” has the meaning set forth in Section 9.03.

“Sub” has the meaning set forth in the preamble.

“Subscription Agreements” has the meaning set forth in Section 2.05(b).

“Statement of Objections” has the meaning set forth in Section 2.08(c).

“Straddle Period” has the meaning set forth in Section 7.04.

10

“Subsidiary” means, with respect to any Person, an entity in which such Person directly or indirectly owns 50% or more of the outstanding capital stock (or other similar voting interests), or in which such Person directly or indirectly owns 50% or more of the interests having the power to direct or cause the direction of the management and policies of such entity.

“Tangible Property” has the meaning set forth in Section 3.10.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Claim” has the meaning set forth in Section 7.05.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Territory” means Colorado, Oregon and Washington.

“Third Party Claim” has the meaning set forth in Section 9.05(a).

“Transaction Documents” means this Agreement, the Notes, the Employment Agreements, the Security Agreement attached hereto as Exhibit A and the Subscription Agreements.

“Transaction Expenses” means (a) all fees, costs and expenses (including fees, costs and expenses of legal counsel, investment bankers, brokers, accountants, financial advisers and other Representatives and consultants and appraisal fees, costs and expenses) incurred, directly or indirectly, whether accrued or not, by the Company, any of its Subsidiaries of the Company, and any Affiliate of the Company or any of its Subsidiaries of the Company at or prior to the Closing (or that otherwise arise prior to the Closing) in connection with the preparation, negotiation and execution of this Agreement and the Transaction Documents, and the performance and consummation of the transactions contemplated hereby and thereby, including with respect to any auction or sale process leading up to the execution of this Agreement (including any expense reimbursement or other amount payable to any Person in connection therewith); (b) all management, monitoring, advisory, supervisory or other equityholder or director’s fees or bonuses or payments of a similar nature to or for the benefit of any Equityholder or any of their respective Affiliates payable, directly or indirectly, by the Company or any of its Subsidiaries to any Person resulting from or otherwise paid in connection with the execution of this Agreement and the Transaction Documents or consummation of the transactions contemplated hereby or thereby; and (c) all amounts payable, directly or indirectly, by the Company or any of its Subsidiaries to any Person resulting from or otherwise paid in connection with the execution of this Agreement and the Transaction Documents or consummation of the transactions contemplated hereby or thereby, including any change of control payment, stay bonus, retention bonus, transaction bonus or other similar payment right of any Person, and including any obligation of the Company or any of its Subsidiaries for the employer portion of any employment-related Taxes arising with respect to the payment of the foregoing amounts, in the case of each of the foregoing clauses (a) – (c), to the extent unpaid and outstanding immediately prior to the Closing.

11

“Underpayment Amounts” has the meaning set forth in Section 2.08(d).

“Undisputed Amounts” has the meaning set forth in Section 2.08(c).

“Union” has the meaning set forth in Section 3.23(b).

“WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign laws related to plant closings, relocations, mass layoffs and employment losses.

ARTICLE II

the merger

Section 2.01 The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Limited Liability Company Act of the State of Oregon (“Oregon Law”), the Company shall be merged with and into Sub, the separate corporate existence of the Company shall cease, and Sub shall continue as the surviving entity and as a wholly owned subsidiary of Parent. The surviving entity after the Merger is sometimes referred to hereinafter as the “Surviving Entity.”

Section 2.02 Effective Time. Unless this Agreement is earlier terminated pursuant to ARTICLE X hereof, the closing of the Merger (the “Closing”) will take place on a Business Day as promptly as practicable after the execution and delivery hereof by the parties hereto, and following satisfaction or waiver of the conditions set forth in ARTICLE VIII hereof, at the offices of Summit Law Group, PLLC, 315 Fifth Avenue South, Suite 1000, Seattle, Washington 98104, unless another time or place is mutually agreed upon in writing by Parent and the Company. The date upon which the Closing actually occurs shall be referred to herein as the “Closing Date.” On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing an Articles of Merger in the form to be approved by Parent and attached hereto as Exhibit B, with the Secretary of State of the State of Oregon (the “Articles of Merger”), in accordance with the applicable provisions of Oregon Law (the time of such filing shall be referred to herein as the “Effective Time”).

Section 2.03 Effect of the Merger; Tax Consequences.

(a) At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Oregon Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Entity, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Entity.

(b) The Merger is intended to qualify as a forward reorganization within the meaning of the provisions of Section 368(a) of the Code; (ii) the parties hereto hereby adopt this Agreement as a “plan of reorganization” within the meaning of section 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations; and (iii) each of the Company, Sub and Parent shall report the Merger as a reorganization within the meaning of Section 368(a) of the Code. No Party will make a Code Section 338(h)(10) or similar election in relation to the transactions described herein. Each of Parent, Sub and the Company agrees that it will not engage in any action or fail to take any action, and will cause its respective Affiliates not to engage in any action, or fail to take any action, which action or failure to take action would reasonably be expected to cause the Merger to fail to qualify as a “reorganization” under Section 368(a) of the Code; provided, however, that notwithstanding anything to the contrary in this Agreement, neither the Parent, Sub or the Company shall have any liability to the Equityholders for any Taxes resulting from the failure of the Merger to so qualify as a “reorganization” under Section 368 (a) of the Code.

12

Section 2.04 Governing Documents; Mangers and Officers.

(a) The articles of organization and other organizational documents of Sub immediately prior to the Effective Time shall be controlling in relation to Sub following the Effective Time.

(b) The managers and officers of Sub immediately prior to the Effective Time shall be the managers officers of the Surviving Entity immediately after the Effective Time, each to hold office in accordance with the provisions of the organizational documents of the Surviving Entity.

Section 2.05 Merger Consideration.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the Equityholders, each share of Company Interests outstanding immediately prior to the Effective Time, upon the terms and subject to the conditions set forth in this Agreement, will be canceled and extinguished and will be converted automatically into the right to receive that portion of the Merger Consideration as set forth below.

(b) The Merger Consideration shall be payable as follows: (a) the amount payable in cash as set forth on the Consideration Spreadsheet (the “Cash Merger Consideration”); (b) the issuance by Parent of secured promissory notes in the principal amounts set forth on the Consideration Spreadsheet (subject to adjustment pursuant to Section 2.08, Section 2.09(d) and Section 9.06) in substantially the form attached hereto as Exhibit C (each, a “Note” and, collectively, the “Notes”); and (c) a number of unregistered shares of Parent Common Stock set forth on the Consideration Spreadsheet (subject to adjustment pursuant to Section 2.08, and Section 9.06) (the “Consideration Shares”) pursuant to Restricted Stock Purchase Agreements in substantially the form attached hereto as Exhibit D (the “Subscription Agreements”). The Parties acknowledge and agree that, with respect to any Merger Consideration adjustment or otherwise, including, without limitation, pursuant to Section 2.08, Section 2.09, or Section 9.06, any such adjustment shall maintain a ratio such that at no time does the Consideration Shares drop below forty percent (40%) of the aggregate Merger Consideration. The Parties also acknowledge and agree that notwithstanding anything to the contrary herein, no Consideration Shares shall be issued to the Cash-out Equityholders.

Section 2.06 Transactions to be Effected at the Closing.

(a) At the Closing, Parent and/or Sub shall deliver to each Equityholder:

(i) (A) the Cash Closing Payment for such Equityholder as set forth on the Consideration Spreadsheet next to such Equityholder’s name, payable by wire transfer of immediately available funds to an account designated in writing by such Equityholder to Parent no later than two (2) Business Days prior to the Closing Date; (B) a Note in the principal amount set forth on the Consideration Spreadsheet next to such Equityholder’s name; and (C) except for the Cash-out Equityholders, that number of Consideration Shares as set forth on the Consideration Spreadsheet next to such Equityholder’s name;

13

(ii) the Transaction Documents and all other agreements, documents, instruments or certificates required to be delivered by Parent and/or Sub at or prior to the Closing pursuant to Section 8.03 of this Agreement.

(b) At the Closing, Parent shall deliver payment to third parties, by wire transfer of immediately available funds, that amount of money as is due and owing from the Company or any of its Subsidiaries (as applicable) to such third parties as Transaction Expenses as set forth on the Estimated Closing Statement.

(c) At the Closing, the Company and each Equityholder shall deliver to Parent:

(i) certificate(s) evidencing the Company Interests held by such Equityholder, free and clear of all Encumbrances, duly endorsed in blank or accompanied by membership interest powers or other instruments of transfer duly executed in blank, with all required membership interest transfer tax stamps affixed thereto; and

(ii) the Transaction Documents and all other agreements, documents, instruments or certificates required to be delivered by the Equityholders at or prior to the Closing pursuant to Section 8.02 of this Agreement.

Section 2.07 Closing Payments.

(a) Cash Payments to Equityholders. At the Closing, the Parent shall pay to each Equityholder an amount in cash (such amount for each Equityholder, the “Cash Closing Payment”) equal to the amount listed next to such Equityholder’s name on the Consideration Spreadsheet.

(b) Notes Issuable to Equityholders. At the Closing, the Parent shall issue to each Equityholder the Note for such Equityholder, in the principal amounts listed next to such Equityholder’s name on the Consideration Spreadsheet, which shall be based on such Equityholder’s Percentage Share.

(c) Stock-Based Consideration to Equityholders. At the Closing, the Parent shall issue to each Equityholder who is not a Cash-out Equityholder that number of Consideration Shares listed next to such Equityholder’s name on the Consideration Spreadsheet.

Section 2.08 Merger Consideration Adjustment.

(a) Estimated Closing Statement. At least three (3) Business Days prior to the Closing, the Company shall prepare and deliver to Parent a statement (the “Estimated Closing Statement”) setting forth its good faith estimates of (i) the Closing Date Debt (the “Estimated Closing Date Debt”) and Company Transaction Expenses (including an itemized list of each such Transaction Expense with a description of the nature of such expense and the Person to whom such expense is owed) (the “Estimated Closing Transaction Expenses”), (ii) the Cash (the “Estimated Closing Cash”), (iii) the Capital Payments Amount and (iv) the Estimated Closing Amount, which statement shall contain an estimated balance sheet of the Company as of the Closing Date (without giving effect to the transactions contemplated hereby), and a certificate of the Chief Executive Officer of the Company that the Estimated Closing Statement was prepared using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Annual Financial Statements for the most recent fiscal year end as if such Estimated Closing Statement was being prepared as of a fiscal year end.

14

(b) Post-Closing Adjustment.

(i) Within sixty (60) days after the Closing Date, Parent shall prepare and deliver to Equityholder Representative a statement setting forth its calculation of Closing Date Debt, Company Transaction Expenses, Cash, and Capital Payments Amount, Final Closing Amount, and the Post-Closing Adjustment (if any), which statement (the “Closing Statement”) shall contain a balance sheet of the Surviving Entity as of the Closing Date (after giving effect to the transactions contemplated herein), and a certificate of the Chief Financial Officer of Parent that the Closing Statement was prepared using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Annual Financial Statements for the most recent fiscal year end as if such Closing Statement was being prepared as of a fiscal year end.

(ii) The “Post-Closing Adjustment” shall be an amount equal to the Underpayment Amount or Overpayment Amount, as determined pursuant to Section 2.08(d).

(c) Examination and Review.

(i) Examination. After receipt of the Closing Statement, Equityholder Representative shall have thirty (30) days (the “Review Period”) to review the Closing Statement. During the Review Period, Equityholder Representative and Equityholder Representative’s Accountants shall have full access to the books and records of the Surviving Entity, the personnel of, and work papers prepared by, Parent and/or Parent’s Accountants to the extent that they relate to the Closing Statement and to such historical financial information (to the extent in Parent’s possession) relating to the Closing Statement as Equityholder Representative may reasonably request for the purpose of reviewing the Closing Statement and to prepare a Statement of Objections (defined below), provided, that such access shall be in a manner that does not interfere with the normal business operations of Parent or the Surviving Entity.

(ii) Objection. On or prior to the last day of the Review Period, Equityholder Representative may object to the Closing Statement by delivering to Parent a written statement setting forth Equityholder Representative’s objections in reasonable detail, indicating each disputed item or amount and the basis for Equityholder Representative’s disagreement therewith (the “Statement of Objections”). If Equityholder Representative fails to deliver the Statement of Objections before the expiration of the Review Period, the Closing Date Debt, Company Transaction Expenses, Cash, and Capital Payments Amount, Final Closing Amount, and the Post-Closing Adjustment, in each case as reflected in the Closing Statement, shall be deemed to have been accepted by Equityholder Representative. If Equityholder Representative delivers the Statement of Objections before the expiration of the Review Period, Parent and Equityholder Representative shall negotiate in good faith to resolve such objections within thirty (30) days after the delivery of the Statement of Objections (the “Resolution Period”), and, if the same are so resolved within the Resolution Period, the Post-Closing Adjustment and the Closing Statement with such changes as may have been previously agreed in writing by Parent and Equityholder Representative, shall be final and binding.

15

(iii) Resolution of Disputes. If Equityholder Representative and Parent fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any amounts remaining in dispute (“Disputed Amounts” and any amounts not so disputed, the “Undisputed Amounts”) shall be submitted for resolution to the office of Moss Adams LLP or, if Moss Adams LLP is unable to serve, Parent and Equityholder Representative shall appoint by mutual agreement the office of an impartial nationally recognized firm of independent certified public accountants other than Equityholder Representative’s Accountants or Parent’s Accountants (the “Independent Accountant”) who, acting as experts and not arbitrators, shall resolve the Disputed Amounts only and make any adjustments to the Post-Closing Adjustment, as the case may be, and the Closing Statement. The parties hereto agree that all adjustments shall be made without regard to materiality. The Independent Accountant shall only decide the specific items under dispute by the parties and their decision for each Disputed Amount must be within the range of values assigned to each such item in the Closing Statement and the Statement of Objections, respectively.

(iv) Fees of the Independent Accountant. The fees and expenses of the Independent Accountant shall be paid by Equityholder Representative (on behalf of the Equityholders), on the one hand, and by Parent, on the other hand, based upon the percentage that the amount actually contested but not awarded to Equityholder Representative or Parent, respectively, bears to the aggregate amount actually contested by Equityholder Representative and Parent.

(v) Determination by Independent Accountant. The Independent Accountant shall make a determination as soon as practicable within thirty (30) days (or such other time as the parties hereto shall agree in writing) after their engagement, and their resolution of the Disputed Amounts and their adjustments to the Closing Statement and/or the Post-Closing Adjustment shall be conclusive and binding upon the parties hereto.

(d) Payment of Post-Closing Adjustment. Except as otherwise provided herein, any payment of the Post-Closing Adjustment, together with interest calculated as set forth below, shall be due (x) within five (5) Business Days of acceptance of the Closing Statement pursuant to clause (ii) above, or (y) if there are Disputed Amounts, then within five (5) Business Days of the resolution described in clause (v) above.

(i) If the final calculations of Closing Date Debt, Company Transaction Expenses, Cash, Capital Payments Amount, and Final Closing Amount, in each case, pursuant to this Section 2.08, result in a determination of an underpayment by Parent because the Estimated Closing Amount is less than the Final Closing Amount (an “Underpayment Amount”), such Underpayment Amount shall be paid by proportionally increasing the Merger Consideration in accordance with each Equityholder’s Percentage Share with respect to the Cash Merger Consideration, Notes, and Consideration Shares to maintain a ratio such that at no time does the Consideration Shares drop below forty percent (40%) of the aggregate Merger Consideration. The Parties acknowledge and agree that the Underpayment Amount will not result in the Merger Consideration exceeding the Adjustment Ceiling. The Parties also acknowledge and agree that notwithstanding anything to the contrary herein, no Consideration Shares shall be issued to any Cash-out Equityholders.

16

(ii) If the final calculations of Closing Date Debt, Company Transaction Expenses, Cash, Capital Payments Amount, and Final Closing Amount, in each case, pursuant to this Section 2.08, result in a determination of an overpayment by Parent because the Estimated Closing Amount is more than the Final Closing Amount (an “Overpayment Amount”), such Overpayment Amount shall be paid by proportionally decreasing Merger Consideration in accordance with each Equityholder’s Percentage Share with respect to the Cash Merger Consideration, Notes, and Consideration Shares to maintain a ratio such that at no time does the Consideration Shares drop below forty percent (40%) of the aggregate Merger Consideration. The Parties acknowledge and agree decreases in Consideration Shares pursuant to the foregoing will be effected by Parent automatically repurchasing an applicable amount of Consideration Shares pursuant to the Subscription Agreements at a repurchase price of $0.0001 per share.

(e) Adjustments for Tax Purposes. Any payments made pursuant to Section 2.08 shall be treated as an adjustment to the Merger Consideration by the Parties for Tax purposes, unless otherwise required by Law.

Section 2.09 EBITDA Adjustment.

(a) On or before February 28, 2020, Parent shall deliver or cause to be delivered to the Equityholder Representative, a copy of its good faith calculation of the Company’s EBITDA for fiscal year 2019 (the “2019 EBITDA Amount”), together with all supporting financial statements and a statement regarding Parent’s good faith determination as to whether the EBITDA Target was met and any resulting EBITDA Adjustment (the “EBITDA Notice”).

(b) Equityholder Representative shall have a period of thirty (30) days from the date that Parent delivers the EBITDA Notice (the “EBITDA Review Period”) to notify Parent in writing of its good faith belief that the 2019 EBITDA Amount or any components thereof have not been calculated in accordance with this Agreement. During the EBITDA Review Period, Parent shall give Equityholder Representative and its Representatives reasonable access (during regular business hours and upon reasonable notice) to the books, records, files, documents and materials of the Business and all personnel with knowledge of information relevant to the determination of the 2019 EBITDA Amount and any components thereof. If Equityholder Representative disagrees with the amounts set forth in the EBITDA Notice, Equityholder Representative shall deliver to Parent a written notice of disagreement (the “EBITDA Dispute Notice”) prior to the expiration of the EBITDA Review Period setting forth in reasonable detail the amount, nature and the basis for such disputed items, including a revised calculation of the 2019 EBITDA Amount. If Equityholder Representative fails to deliver an EBITDA Dispute Notice to Parent prior to the expiration of the EBITDA Review Period, Equityholder Representative will be deemed to have accepted and agreed to the calculation of the 2019 EBITDA Amount. If Equityholder Representative delivers an EBITDA Dispute Notice to Parent during the EBITDA Review Period, Equityholder Representative and Parent shall attempt in good faith to resolve their differences with respect to the disputed items (or calculations) specified in the EBITDA Dispute Notice within thirty (30) days from the date of the EBITDA Dispute Notice (the “EBITDA Resolution Period”), and all other items in the EBITDA Notice will be final, binding and conclusive. Any resolution by Equityholder Representative and Parent during the EBITDA Resolution Period as to any such disputed items shall be set forth in writing and will be final, binding and conclusive.

17

(c) If Parent and Equityholder Representative cannot reach agreement during the EBITDA Resolution Period (or such longer period as the parties may mutually agree), then either party may refer any items that remain in dispute (the “EBITDA Disputed Items”) to the Independent Accountant for binding resolution. Equityholder Representative and Parent shall give the Independent Accountant reasonable access to documents, records, work papers, facilities and personnel as reasonably necessary to perform its function as arbitrator. Any documents submitted by either Equityholder Representative or Parent to the Independent Accountant, either unilaterally or at the Independent Accountant’s request, shall be simultaneously submitted to the other party. The Independent Accountant’s jurisdiction shall be limited to the EBITDA Disputed Items, taking into account at face value the items in the EBITDA Notice that were not specifically objected to in the EBITDA Dispute Notice or that were otherwise resolved between Parent and Equityholder Representative in accordance with Section 2.09 (b), and in resolving each EBITDA Disputed Item, the Independent Accountant may not assign a value to any EBITDA Disputed Item greater than the greatest value for such EBITDA Disputed Item claimed by any party or less than the lowest value for such EBITDA Disputed Item claimed by any party. The opinion of the Independent Accountant is to be based solely on presentations or materials provided by Parent or Equityholder Representative or their respective Representatives and not by independent review or with regard to principles of equity. The Independent Accountant shall deliver to Equityholder Representative and Parent concurrently, as promptly as may be reasonably practicable, and in no event later than forty-five (45) days, after the Independent Accountant’s receipt of the EBITDA Disputed Items, a written opinion setting forth a final determination of the EBITDA Disputed Items which determination shall be in accordance with the provisions of this Agreement. The determination of the Independent Accountant shall, absent a showing of fraud or manifest error on its face, be final and binding on the parties, and non-appealable and incontestable by the parties and each of their respective Affiliates, successors and assigns, and not subject to collateral attack for any reason, and effective as of the date the Independent Accountant’s written opinion is received by Parent and Equityholder Representative. All of the costs and expenses of the Independent Accountant shall be paid proportionately by Equityholder Representative, on the one hand, and Parent, on the other hand, based upon the percentage that the amount actually contested but not awarded to Equityholder Representative or Parent, respectively, bears to the aggregate amount actually contested by Equityholder Representative and Parent. Each party shall be responsible for its own legal, accounting and other fees and expenses incurred in connection with participating in such dispute resolution procedure.

(d) Payment of EBITDA Adjustment. The “EBITDA Adjustment” shall be equal to the amount that the EBITDA Target exceeds the 2019 EBITDA Amount, as determined pursuant to this Section 2.09(d). Except as otherwise provided herein, any payment of the EBITDA Adjustment, together with interest calculated as set forth below, shall (1) be due (x) within five (5) Business Days of acceptance of the EBITDA Adjustment pursuant to clause (b) above, or (y) if there are EBITDA Disputed Items, then within five (5) Business Days of the resolution described in clause (c) above; and (2) (A) if the final calculations of the 2019 EBITDA Amount result in a determination that the EBITDA Target exceeds the 2019 EBITDA Amount, be paid by proportionally reducing by an aggregate amount equal to the total EBITDA Adjustment the principal amounts of the Notes payable to the Equityholders in accordance with each Equityholder’s Percentage Share, or (B) if the final calculations of the 2019 EBITDA Amount result in a determination that the 2019 EBITDA Amount exceeds the EBITDA Target, there shall be no EBITDA Adjustment.

Section 2.10 Withholding Tax. Parent and the Company shall be entitled to deduct and withhold from the Merger Consideration all Taxes that Parent and the Company may be required to deduct and withhold under any provision of Tax Law. All such withheld amounts shall be treated as delivered to the respective Equityholder hereunder.

18

Section 2.11 Consideration Spreadsheet.

(a) At least three (3) Business Days before the Closing and concurrently with the delivery of the Estimated Closing Statement, the Company shall prepare and deliver to Parent a spreadsheet (the “Consideration Spreadsheet”) in the form attached as Exhibit E, certified by the Chief Executive Officer of the Company, which shall set forth, as of the Closing Date and immediately prior to Closing, the following information:

(i) the names, addresses and email addresses of all Equityholders and the number of Company Interests held by such Equityholders, and their respective taxpayer identification numbers;

(ii) detailed calculations of the Merger Consideration and Cash Closing Payment, taking into account the amounts of Estimated Closing Date Debt, Estimated Closing Transaction Expenses, and Estimated Cash, and the Capital Payments Amount; and

(iii) the amount of the Cash Closing Payment payable at Closing to each Equityholder, the principal amount of the Note to be issued to each Equityholder, the number of Consideration Shares to be issued at Closing to each Equityholder and each Equityholder’s respective Percentage Share.

(b) The Parties acknowledge and agree that the Equityholders shall be solely responsible for the calculation of the consideration payable pursuant to Section 2.07 and that Parent and its respective Affiliates (including, Sub and following the Closing, the Company) shall be entitled to rely on the Consideration Spreadsheet in making payments under Section 2.07 and Parent and its Affiliates (including, Sub and following the Closing, the Company) shall not be responsible or have any liability whatsoever for the calculations, allocations or the determinations (or any other matter whatsoever other than for the payment of the amounts set forth therein in accordance with the terms of this Agreement) regarding the Consideration Spreadsheet.

ARTICLE III

Representations and warranties of THE COMPANY

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, the Company hereby represents and warrants to Parent and Sub that the statements contained in this ARTICLE III are true and correct as of the date hereof. Any disclosure made in any section or schedule of the Disclosure Schedules shall be deemed disclosed with respect to the section or schedule referenced and with respect to any other section or schedule where it is reasonably apparent from the face of such disclosure and a reading of the corresponding representation and warranty that such disclosure applies to such section or schedule. The inclusion of any cross-references to any sections or schedules of the Disclosure Schedules, or the failure to include such cross-references, shall not be deemed to mean that the relevance of any disclosure is not reasonably apparent for the purposes of the immediately preceding sentence. Any disclosure contained in the Disclosure Schedules that refers to any agreement, document, instrument or report is, except to the extent otherwise noted herein, qualified in its entirety by reference to the text of such agreement, document, instrument or report, including all attachments and amendments thereto. The Disclosure Schedules may include items or information that is not required to be disclosed under the Agreement; disclosure of those items or information is not an indication that those items meet the disclosure threshold applicable to the portion of the Disclosure Schedules on which they are reported. The disclosure of any information herein shall not be construed as an admission that any such information is material. None of the disclosures contained therein shall be construed as constituting representations and warranties except as specifically provided in the Agreement. In disclosing information the Company does not waive any attorney-client privilege associated with such information or any protection afforded by the work-product doctrine with respect to any of the matters disclosed or discussed in the Disclosure Schedules. No disclosure in the Disclosure Schedules relating to any possible breach or violation of any law or contract shall be construed as an admission or indication to any third-party that any such breach or violation exists or has actually occurred.

19

Section 3.01 Organization, Authority and Qualification of the Company. The Company and each of its Subsidiaries is a corporation or limited liability company, as applicable, duly incorporated or formed, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all necessary corporate or similar power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Section 3.01 of the Disclosure Schedules sets forth each jurisdiction in which the Company and each Subsidiary is licensed or qualified to do business, and the Company and each Subsidiary is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. The Company has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby have been (or will have been) duly authorized by all requisite corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement and the other Transaction Documents to which the Company is a party have been duly executed and delivered by an authorized officer of the Company and (assuming due authorization, execution and delivery by the other Parties) constitute the valid and binding agreements of the Company, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

Section 3.02 Capitalization.

(a) The authorized, issued and outstanding capitalization of the Company is as set forth on Section 3.02(a)of the Disclosure Schedules, which constitutes all of the Company Interests. Except as set forth herein or Section 3.02(a) of the Disclosure Schedules, there are no membership interests, units or other equity interests of the Company issued, reserved for issuance or outstanding. Neither the Company nor any of its Subsidiaries is under any obligation to register under the Securities Act any of its respective securities or any securities issuable upon exercise or conversion of such securities nor is the Company nor any of its Subsidiaries obligated to register or qualify any such securities under any applicable state securities or blue sky Laws. All of the Company Interests have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by the Equityholders in the amounts set forth opposite each Equityholder’s name on Section 3.02(a) of the Disclosure Schedules, free and clear of all Encumbrances and are not subject to any preemptive rights, rights of first refusal, put rights or similar rights created by statute, the Company’s charter documents or any agreement to which the Company or its Subsidiaries is a party.

(b) All of the Company Interests were issued in compliance with applicable Laws. None of the Company Interests were issued in violation of any agreement, arrangement or commitment to which the Equityholders or the Company is a party or is subject to or in violation of any preemptive or similar rights of any Person.

20

(c) There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the membership interests, units, voting interest or equity securities of the Company or any of its Subsidiaries, or obligating the Company or any of its Subsidiaries to issue or sell any shares of membership interests of, or any other interest in, the Company or any of its Subsidiaries. None of the Company or any of its Subsidiaries has any outstanding or authorized any profits interests, phantom interests, profit participation or similar rights. Other than as set forth in the Company’s operating agreement, as amended and restated, there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Company Interests or granting any preemptive or antidilutive right with respect to the Company Interests, or requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to the Company Interests. There is no commitment, arrangement or understanding by the Company or any of its Subsidiaries to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other Person. There are no declared or accrued unpaid dividends with respect to any Company membership interests.

Section 3.03 Subsidiaries. Except as disclosed on Section 3.03 of the Disclosure Schedules, neither the Company nor any of its Subsidiaries owns or holds, directly or indirectly, any shares of capital stock, membership interests, units, other equity interest in any other Person. Section 3.03 of the Disclosure Schedules sets forth a complete and correct list of each Subsidiary in which the Company or its Subsidiaries, directly or indirectly, hold an equity interest, including the jurisdiction of organization of such Subsidiary, and the authorized and outstanding capitalization of each Subsidiary as of the date hereof. Correct and complete copies of the organizational documents of each such Subsidiary and all other documents with respect to such Subsidiary that the Company or its Subsidiaries is a party to have been made available to Parent. Section 3.03 of the Disclosure Schedules sets forth a complete and correct list of each Person that is not a Subsidiary in which the Company or any of its Subsidiaries, directly or indirectly, hold an equity interest (each such Person, an “Investment Entity”), including the jurisdiction of organization of such Investment Entity, and, to the Company’s Knowledge, the Company’s ownership interest in such Investment Entity as of the date hereof (expressed as a percentage). Correct and complete copies of the organizational document of each Investment Entity and all other documents with respect to such Investment Entity that the Company or any of its Subsidiaries is a party to have been made available to Parent. Craft Canning LLC, a Washington limited liability company, UBI number 603-496-125 (the “Delinquent Entity”) has no operations, employees, contracts or other assets as of immediately prior to the Effective Time.

Section 3.04 No Conflicts; Consents. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which each is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of formation, operating agreement or other organizational documents of the Company or any of its Subsidiaries; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to the Company or any of its Subsidiaries; (c) except as set forth in Section 3.04 of the Disclosure Schedules, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of its respective properties and assets are subject (including any Material Contract) or any Permit affecting the properties, assets or business of the Company or any of its Subsidiaries; or (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on any properties or assets of the Company or any of its Subsidiaries. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which, in the aggregate, would not have a Material Adverse Effect.

21

Section 3.05 Financial Statements. Complete copies of the Company’s unaudited consolidated financial statements consisting of the consolidated balance sheet of the Company as at December 31 in each of the years 2015, 2016 and 2017 and the related consolidated statements of income and cash flows for the years then ended (the “Annual Financial Statements”), and unaudited consolidated financial statements consisting of the consolidated balance sheet of the Company as at December 31, 2018 and the related consolidated statements of income for the twelve-month period then ended (the “Interim Financial Statements” and together with the Annual Financial Statements, the “Financial Statements”) are included in Section 3.05 of the Disclosure Schedules. Except as set forth in Section 3.05 of the Disclosure Schedules, the Financial Statements have been prepared in accordance with GAAP in all material respects applied on a consistent basis throughout the period involved, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes (that, if presented, would not differ materially from those presented in the Annual Financial Statements). The Financial Statements are based on the books and records of the Company and its Subsidiaries, and fairly present the financial condition of the Company and its Subsidiaries as of the respective dates they were prepared and the results of the operations of the Company and its Subsidiaries for the periods indicated. The consolidated balance sheet of the Company as of December 31, 2017 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date” and the consolidated balance sheet of the Company as of December 31, 2018 is referred to herein as the “Interim Balance Sheet” and the date thereof as the “Interim Balance Sheet Date”. Except as set forth in Section 3.05 of the Disclosure Schedules, each of the Company and its Subsidiaries maintains a standard system of accounting established and administered in accordance with GAAP. The Company has established and maintains the “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Securities Exchange Act, as amended) described in Section 3.05 of the Disclosure Schedules.

Section 3.06 Undisclosed Liabilities. The Company and its Subsidiaries have no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or, to the Company’s Knowledge, unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise (“Liabilities”), except (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Interim Balance Sheet Date, and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Interim Balance Sheet Date and which do not, individually or in the aggregate, exceed $10,000.

Section 3.07 Absence of Certain Changes, Events and Conditions. Since the Interim Balance Sheet Date, and other than in the ordinary course of business consistent with past practice, there has not been, with respect to the Company or any of its Subsidiaries, any:

(a) event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) amendment of the certificate of formation, operating agreement or other organizational documents of the Company or any of its Subsidiaries;

(c) split, combination or reclassification of any of its membership interests;

22

(d) issuance, sale or other disposition of any of its (or its Subsidiary’s) membership interests, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its (or its Subsidiary’s) membership interests;

(e) declaration or payment of any dividends or distributions on or in respect of any of its membership interests or redemption, purchase or acquisition of its (or its Subsidiary’s) membership interests;

(f) material change in any method of accounting or accounting practice of the Company or any of its Subsidiaries, except as required by GAAP or as disclosed in the notes to the Financial Statements or as set forth in Section 3.05 or Section 3.07 of the Disclosure Schedules;

(g) material change in the cash management practices and policies, practices and procedures of the Company or any of its Subsidiaries with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;

(h) its or any of its Subsidiaries’ entry into any Contract that would constitute a Material Contract;

(i) incurrence, assumption or guarantee of any indebtedness for borrowed money except unsecured current obligations and Liabilities incurred in the ordinary course of business consistent with past practice;

(j) transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Balance Sheet or cancellation of any debts or entitlements;

(k) transfer, assignment or grant of any license or sublicense of any material rights under or with respect to any Company Intellectual Property or Company IP Agreements;

(l) material damage, destruction or loss (whether or not covered by insurance) to its property (tangible or intangible) or assets, or any loss of, or material reduction in the volume of business from, any Material Customer;

(m) any capital investment in, or any loan to, any other Person;

(n) acceleration, termination, material modification to or cancellation of any material Contract (including, but not limited to, any Material Contract) to which the Company or any of its Subsidiaries is a party or by which they are bound;

(o) any material capital expenditures;

(p) imposition of any Encumbrance upon any of the properties, membership interests or assets, tangible or intangible, of the Company or any of its Subsidiaries;

(q) (i) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of its current or former employees, officers, directors, independent contractors or consultants, other than as provided for in any written agreements or required by applicable Law, (ii) change in the terms of employment for any employee or any termination of any employees, or (iii) action to accelerate the vesting or payment of any compensation or benefit for any current or former employee, officer, director, independent contractor or consultant;

23

(r) hiring or promoting any person as or to (as the case may be) an officer of the Company or any of its Subsidiaries or hiring or promoting any employee below officer except to fill a vacancy in the ordinary course of business, or the loss of any key employee, manager or officer;

(s) adoption, modification or termination of any: (i) employment, severance, retention or other agreement with any current or former employee, officer, director, independent contractor or consultant, (ii) Benefit Plan or (iii) collective bargaining or other agreement with a Union, in each case whether written or oral;

(t) any loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its holders of membership interests or current or former managers, officers and employees;

(u) entry into a new line of business or abandonment or discontinuance of existing lines of business;

(v) adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(w) purchase, lease or other acquisition of the right to own, use or lease any property or assets for an amount in excess of $10,000, individually (in the case of a lease, per annum) or $10,000 in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for purchases of inventory or supplies in the ordinary course of business consistent with past practice;

(x) acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets, membership interests or stock of, or by any other manner, any business or any Person or any division thereof;

(y) other than any elections disclosed in Section 3.07(y) of the Disclosure Schedules, action by the Company or any of its Subsidiaries to make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Parent in respect of any Post-Closing Tax Period; or

(z) any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Section 3.08 Material Contracts.

(a) Section 3.08(a) of the Disclosure Schedules lists each of the following Contracts of the Company or any of its Subsidiaries (such Contracts, together with all Contracts concerning the occupancy, management or operation of any Real Property (including without limitation, brokerage contracts) listed or otherwise disclosed in Section 3.09(b) of the Disclosure Schedules and all Company IP Agreements set forth in Section 3.12(i) of the Disclosure Schedules, being “Material Contracts”):

(i) each Contract of the Company or any of its Subsidiaries involving aggregate consideration received by or paid to the Company or any of its Subsidiaries in excess of $10,000;

24

(ii) all Contracts that require the Company or any of its Subsidiaries to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions;

(iii) all Contracts that provide for the indemnification by the Company or any of its Subsidiaries of any Person or the assumption of any Tax, environmental or other Liability of any Person;

(iv) all Contracts that relate to the acquisition or disposition of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise);

(v) all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts to which the Company or any of its Subsidiaries is a party;

(vi) all employment agreements and Contracts with independent contractors or consultants (or similar arrangements) to which the Company or any of its Subsidiaries is a party and which are not cancellable without material penalty or without more than 90 days’ notice;

(vii) except for Contracts relating to trade receivables, all Contracts relating to indebtedness (including, without limitation, guarantees) of the Company or any of its Subsidiaries;

(viii) all Contracts with any Governmental Authority to which the Company or any of its Subsidiaries is a party (“Government Contracts”);

(ix) all Contracts that limit or purport to limit the ability of the Company or any of its Subsidiaries to compete in any line of business or with any Person or in any geographic area or during any period of time;

(x) any Contracts to which the Company or any of its Subsidiaries is a party that provide for any joint venture, partnership or similar arrangement by the Company or any of its Subsidiaries;

(xi) all Contracts between or among the Company or any of its Subsidiaries on the one hand and any Equityholder or any Affiliate of any Equityholder (other than the Company) on the other hand;

(xii) all collective bargaining agreements or Contracts with any Union to which the Company or any of its Subsidiaries is a party; and

(xiii) any other Contract that is material to the Company or any of its Subsidiaries and not previously disclosed pursuant to this Section 3.08.

25

(b) Each Material Contract is valid and binding on the Company or its Subsidiary, as applicable, in accordance with its terms and is in full force and effect. None of the Company or any of its Subsidiaries or, to the Company’s Knowledge, any other party thereto, is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Material Contract. To the Company’s Knowledge, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Parent.

Section 3.09 Title to Assets; Real Property.

(a) Each of the Company and its Subsidiaries, as applicable, has good and valid (and, in the case of owned Real Property, good and marketable fee simple) title to, or a valid leasehold interest in, all Real Property and tangible property and other assets used in the Business and/or reflected in the Annual Financial Statements or acquired after the Interim Balance Sheet Date, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Interim Balance Sheet Date. All such properties and assets (including leasehold interests) are free and clear of Encumbrances except for the following (collectively referred to as “Permitted Encumbrances”):

(i) those items set forth in Section 3.09(a) of the Disclosure Schedules;

(ii) liens for Taxes not yet due and payable;

(iii) mechanics, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the business of the Company or any of its Subsidiaries;

(iv) easements, rights of way, zoning ordinances and other similar encumbrances affecting Real Property which are not, individually or in the aggregate, material to the business of the Company or any of its Subsidiaries; or

(v) other than with respect to owned Real Property, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the business of the Company or any of its Subsidiaries.

(b) Section 3.09(b) of the Disclosure Schedules lists (i) the street address of each parcel of Real Property; (ii) if such property is leased or subleased by the Company or any of its Subsidiaries, the landlord under the lease, the rental amount currently being paid, and the expiration of the term of such lease or sublease for each leased or subleased property; and (iii) the current use of such property. With respect to owned Real Property, the Company has delivered or made available to Parent true, complete and correct copies of the deeds and other instruments (as recorded) by which the Company or any of its Subsidiaries acquired such Real Property, and copies of all title insurance policies, opinions, abstracts and surveys in the possession of the Company and relating to the Real Property. With respect to leased Real Property, the Company has delivered or made available to Parent true, complete and correct copies of any leases affecting the Real Property. None of the Company or any of its Subsidiaries is a sublessor or grantor under any sublease or other instrument granting to any other Person any right to the possession, lease, occupancy or enjoyment of any leased Real Property. The use and operation of the Real Property in the conduct of the business of the Company and its Subsidiaries do not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit or agreement. No material improvements constituting a part of the Real Property encroach on real property owned or leased by a Person other than the Company or its Subsidiaries. There are no Actions pending nor, to the Company’s Knowledge, threatened against or affecting the Real Property or any portion thereof or interest therein in the nature or in lieu of condemnation or eminent domain proceedings.

26

Section 3.10 Condition and Sufficiency of Assets. Except as set forth in Section 3.10 of the Disclosure Schedules, the buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of the Company or any of its Subsidiaries (“Tangible Property”) as of immediately prior to Closing are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such Tangible Property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Tangible Property currently owned or leased by the Company or any of its Subsidiaries, together with all other properties and assets of the Company or any of its Subsidiaries, are sufficient for the continued conduct of the business of the Company and its Subsidiaries immediately after the Closing in substantially the same manner as conducted immediately prior to the Closing and constitute all of the rights, property and assets necessary to conduct the business of the Company and its Subsidiaries as currently conducted as of the Closing. Except as set forth in Section 3.10 of the Disclosure Schedules, the Company does not expect that it will be required to make any capital expenditures with respect to its existing Tangible Property or to purchase any additional Tangible Property within the twelve (12) month period following the Closing Date in excess of $300,000.

Section 3.11 Company Services.

(a) Section 3.11 (a) of the Disclosure Schedules accurately sets forth each product offering or service currently being marketed, distributed, licensed or sold by the Company or any of its Subsidiaries (the “Company Services”).

(b) Section 3.11 (b) of the Disclosure Schedules includes copies of the standard terms and conditions of sale, lease or license (containing applicable guaranty, warranty, and indemnity provisions) for the Company or any of its Subsidiaries. The Company Services are free from material defects, including with respect to the content included in the Company Services.

(c) Except as set forth on Section 3.11 (c) of the Disclosure Schedules: (i) no third party has ever asserted against the Company or any of its Subsidiaries any product liability or warranty claim arising from any express or implied guaranty, warranty or indemnity in connection with the Company Services or any product offering or service ever marketed, distributed, licensed or sold by the Company or any of its Subsidiaries; (ii) there exists no (a) latent defect in the design or manufacture of any product offering or service ever marketed, distributed, licensed or sold by the Company or any of its Subsidiaries, or (b) pending or, to the Knowledge of the Company, threatened action, suit, inquiry, proceeding or investigation by or before any Governmental Authority relating to any product offering or service alleged to have been manufactured, distributed or sold by the Company or any of its Subsidiaries to others, and alleged to have been defective or improperly designed or manufactured or in breach of any express or implied product warranty; (iii) there exists no pending or, to the Knowledge of the Company, threatened product liability claims, except to the extent reserved for on the face of the Interim Balance Sheet; (iv) to the Knowledge of the Company, there is no basis for any such suit, inquiry, action, proceeding, investigation or claim; and (v) in the three (3) year period prior to the Closing Date, there have been no recalls relating to any product offering or service ever marketed, distributed, licensed or sold by the Company or any of its Subsidiaries, and there are no pending, or, to the Company’s Knowledge, threatened recalls relating to any product offering or service ever marketed, distributed, licensed or sold by the Company or any of its Subsidiaries.

27

Section 3.12 Intellectual Property.

(a) The Company Intellectual Property is owned solely and exclusively by the Company or its Subsidiaries, free and clear of any Encumbrances (other than non-exclusive licenses to the Company Intellectual Property entered into in the ordinary course of the Business). The Company Intellectual Property is subsisting and has not expired, been cancelled, or abandoned, and the Company Intellectual Property and all Intellectual Property licensed to the Company or any of its Subsidiaries pursuant to a Contract constitutes all Intellectual Property necessary for the conduct of the business of the Company and its Subsidiaries as presently conducted or proposed to be conducted.

(b) Neither the execution, delivery and performance by the Company of this Agreement or any of the Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, will, in accordance with their terms: (i) constitute a breach of or default under any Contract governing any Company Intellectual Property to which the Company or any of its Subsidiaries is a party; (ii) cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Company Intellectual Property right; or (iii) impair the right of the Company, any of its Subsidiaries, or Parent to use, possess, sell, or license, as applicable, any Company Intellectual Property or portion thereof.

(c) There are no unpaid existing or future royalties, honoraria, fees or other payments payable by the Company or any of its Subsidiaries to any third Person with respect to the ownership, use, possession, license, sale, marketing, advertising, or disposition of any Company Intellectual Property in the manner currently or previously used by the Company or any of its Subsidiaries, including any that might become payable as a result of the consummation of the transactions contemplated by this Agreement.

(d) Neither the Company nor any of its Subsidiaries, nor any Company Service, nor the operation of the Business, has infringed upon, has misappropriated or otherwise violated, or infringes, misappropriates or otherwise violates, any right in the Intellectual Property of any other party. None of the Company or any of its Subsidiaries has received any written communications alleging or suggesting any of the foregoing in this Section 3.12 (d) is untrue, including any offers alleging or suggesting that the Company or any of its Subsidiaries may need to license third party Intellectual Property for use in connection with the Business.

(e) No Action against the Company or any of its Subsidiaries is pending or, to the Company’s Knowledge, has been threatened in writing contesting (i) the right of the Company or any of its Subsidiaries to exercise any Company Intellectual Property right, (ii) the validity, scope or enforceability of any registered Company Intellectual Property, Company IP Registrations or any trade secrets, copyrights or trademarks contained in the Company Intellectual Property, or (iii) the ownership of or right to use any Company Intellectual Property. To the Company’s Knowledge, there is no reasonable and legitimate basis for any such Action, nor has the Company or any of its Subsidiaries received any written notice asserting that any Company Intellectual Property or the use, sale, license or disposition thereof, conflicts or will conflict with the rights of any other Person.

28

(f) To the Company’s Knowledge, no director, officer, employee, consultant or independent contractor of the Company or any of its Subsidiaries: (i) is in material violation of any term or covenant of any employment contract, patent disclosure agreement, invention assignment agreement, non-disclosure agreement, non-solicitation agreement, non-competition agreement, or any other Contract with any other Person by virtue of such director’s, officers’ employee’s, consultant’s, or independent contractor’s employment by, or engagement with, the Company or any of its Subsidiaries, or using trade secrets or proprietary information of any other Person without permission; (ii) is party to any Contract with any prior employer or other Person that prohibits or otherwise restricts such employee in any material respect from performing his prior or current duties at the Company or any of its Subsidiaries; (iii) has developed any technology, software or other copyrightable, patentable, or otherwise proprietary work specifically for the Company or any of its Subsidiaries that is subject to any Contract under which such director, officer, employee, consultant or independent contractor has assigned or otherwise granted (or agreed to assign or otherwise grant) to any third party any rights (including Intellectual Property) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work; or (iv) has any right, license, claim or interest whatsoever in or with respect to any Company Intellectual Property. To the Company’s Knowledge, the employment of any employee of the Company or any of its Subsidiaries and the use by the Company or any of its Subsidiaries of the services of any consultant or independent contractor to the Company or any of its Subsidiaries has not and does not subject the Company or any of its Subsidiaries to any Liability to any third party for improperly soliciting such employee or consultant, or independent contractor to work for the Company or any of its Subsidiaries, whether such Liability is based on contractual or other legal obligations to such third party.

(g) Each of the Company and its Subsidiaries has taken reasonable steps to protect, preserve and maintain the secrecy and confidentiality of the confidential information of the Company and its Subsidiaries, except to the extent that the Company or any of its Subsidiaries has made a determination in its business judgment not to retain such information as confidential.

(h) Section 3.12 (h) of the Disclosure Schedules contains a true and complete list of the Company Intellectual Property, including, without limitation: (i) all trademark applications, trademark registrations and material unregistered trademarks, (ii) all issued patents and patent applications, (iii) all registered copyrights and applications therefor, (iv) all mask works and applications and registrations therefor, and (v) all domain names; in each case listing, as applicable, (A) the name of the applicant/registrant and current owner, (B) the jurisdiction where the item is located, and (C) the application or registration number. All Intellectual Property required to be listed on Section 3.12 (h) of the Disclosure Schedules (1) is valid, enforceable, (other than divisionals, continuations or other applications relating to such Intellectual Property) and subsisting (including to the extent such concepts are applicable for unregistered Intellectual Property), (2) except for material unregistered trademarks, are currently in compliance with all formal legal requirements applicable to the stage of application or registration thereof (including payment of filing, examination and maintenance fees and proofs of use), and (3) are not subject to any unpaid maintenance fees or taxes or actions falling due within 90 days after the date of this Agreement. The Company and its Subsidiaries are the owner of record of all of the Company IP Registrations, and each of the Company and its Subsidiaries has executed and recorded all documents necessary to perfect its title to such Company IP Registrations applicable to the stage of application or registration thereof. The Company has provided Parent with true and complete copies of file histories, documents, certificates, office actions, correspondence and other materials related to all Company IP Registrations.

29

(i) Section 3.12(i) of the Disclosure Schedules lists all Company IP Agreements. The Company has provided Parent with true and complete copies of all such Company IP Agreements, including all modifications, amendments and supplements thereto and waivers thereunder. Each Company IP Agreement is valid and binding on the Company or its Subsidiary, as applicable, in accordance with its terms and is in full force and effect. None of the Company, any of its Subsidiaries, nor, to the Company’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of breach or default of or any intention to terminate, any Company IP Agreement.

(j) To the Company’s Knowledge, there is no unauthorized use, disclosure, infringement, or misappropriation of any Company Intellectual Property by any third party, including any employee or former employee of the Company or any of its Subsidiaries, and none of the Company nor any of its Subsidiaries has made any allegations to the contrary. Other than commercial contracts in the ordinary course of business, none of the Company or any of its Subsidiaries has agreed to indemnify any Person for any infringement, misappropriation or other violation of any Company Intellectual Property of any third party by any product or service that has been sold, licensed to third parties, leased to third parties, supplied, marketed, distributed, or provided by the Company or any of its Subsidiaries.

Section 3.13 Privacy, Systems, and Security.

(a) Compliance with Laws. Each of the Company and its Subsidiaries has been and is in material compliance with all applicable Laws, contractual requirements, and privacy policies or statements published by the Company or any of its Subsidiaries concerning data security requirements, privacy policy notice requirements, data security breach requirements, and requirements regarding the use, storage, disclosure or transfer of personally identifiable information (collectively, “PII”). To the Company’s Knowledge, no investigation relating to the information privacy or data security practices (including collection, transfer, or use) of the Company or any of its Subsidiaries is being conducted by any Governmental Authority. There has been no suspected (by the Company, any of its Subsidiaries or any of the Equityholders) or actual data security breach of any computer systems or networks, or unauthorized use of any PII that is owned, used, stored, received, or controlled by or on behalf of the Company or any of its Subsidiaries. No claims are pending as of the date of this Agreement or, to the Company’s Knowledge, threatened in writing or reasonably likely to be asserted against the Company or any of its Subsidiaries by any Person alleging a violation of any applicable Laws or third party rights relating to privacy or PII.

(b) Computer Systems.

(i) Each of the Company and its Subsidiaries has taken reasonable administrative, contractual, physical, and technical steps to preserve the availability, security and integrity of the software, hardware, databases, computer equipment and other information technology that it uses, including any proprietary software product used or embedded in the Company Services (collectively, “Computer Systems”) and the data and information stored on its Computer Systems.

(ii) The Computer Systems operate and perform in all material respects in a manner that permits the Company and its Subsidiaries to conduct their business as currently conducted, or proposed to be conducted.

30

(iii) Each of the Company and its Subsidiaries has taken reasonable actions to protect against the introduction of (A) any time bombs, drop dead devices or lock out devices which might in any way interrupt, discontinue or otherwise adversely affect the Company’s, any of its Subsidiary’s or its customers’ (to the extent such customers’ are permitted to access and use the Computer Systems) use of those Computer Systems owned by the Company or any of its Subsidiaries; and (B) any so called computer viruses, worms, trap or back doors, Trojan horses or any other instructions, codes, programs, data or materials (collectively, “Malicious Instructions”) which are designed to disrupt, disable, harm or otherwise impede in any manner the operation of a computer system or network or other device on which such code is stored or installed, into the those Computer Systems owned by the Company and its Subsidiaries.

(c) Each of the Company and its Subsidiaries has implemented reasonable backup and disaster recovery technology processes substantially consistent with industry practices and has tested such processes for effectiveness.

Section 3.14 Government Relationships.

(a) The Company has made available to Parent true, accurate, and complete copies of all Government Contracts.

(b) Section 3.08(a)(viii) of the Disclosure Schedules includes a list of Government Contracts awarded to the Company or any of its Subsidiaries, including those Contracts that were set aside for award to “small business concerns,” as that term is defined in Federal Acquisition Regulation (“FAR”) Part 19 (an “SBA Contract”). Except as set forth on Section 3.14 (b) of the Disclosure Schedules, as a result of the consummation of the transactions contemplated by this Agreement, none of the Company or any of its Subsidiaries will be ineligible to continue performing any current SBA Contract due to a change in its size status with respect to such SBA Contract as a consequence of any affiliation with Parent.

(c) None of the Company or any of its Subsidiaries, the Equityholders or, to the Company’s Knowledge, any principal, employee or Affiliate of the Company or any of its Subsidiaries, is currently debarred, suspended, proposed for debarment, or declared ineligible for contracts or doing business with any Governmental Authority.

(d) To the Company’s Knowledge, no principal of the Company or any of its Subsidiaries has obtained credible evidence in writing of: (i) any violation of federal criminal law involving fraud, conflict of interest, bribery, or gratuity violations found in Title 18 of the United States Code; (ii) any violation of the civil False Claims Act (31 U.S.C. 3729 3733); or (iii) any significant overpayment under any Government Contract (other than overpayments resulting from contract financing payments as defined in FAR 32.001) under the requirements of FAR 52.212 4(i)[Contract Terms and Conditions -Commercial Items, Payment], or 52.232-25(d)[Prompt Payment].

(e) None of the Company or any of its Subsidiaries has undergone any audit arising under or relating to any Government Contract (other than routine audits conducted in the ordinary course of business) and none of the Company or any of its Subsidiaries is aware of any such audit currently pending or planned.

(f) To the extent that any Contract listed in Section 3.08(a)(viii) of the Disclosure Schedules requires the Company or any of its Subsidiaries to maintain and use a government approved cost accounting system, the Company maintains and uses a cost accounting system that is in compliance with applicable Law and, to the Company’s Knowledge, has not been determined by any Governmental Authority not to be in compliance with any applicable Law.

31

Section 3.15 Inventory. All inventory of the Company and its Subsidiaries, whether or not reflected in the Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established. All such inventory is owned by the Company or its Subsidiaries free and clear of all Encumbrances, and no inventory is held on a consignment basis. The quantities of each item of inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable in the present circumstances of the Company and its Subsidiaries.

Section 3.16 Accounts Receivable. The accounts receivable reflected on the Interim Balance Sheet and the accounts receivable arising after the date thereof (a) have arisen from bona fide transactions entered into by the Company or any of its Subsidiaries involving the sale of goods or the rendering of services in the ordinary course of business consistent with past practice; (b) constitute only valid, undisputed claims of the Company or any of its Subsidiaries not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice; and (c) subject to a reserve for bad debts shown on the Interim Balance Sheet or, with respect to accounts receivable arising after the Interim Balance Sheet Date, on the accounting records of the Company or any of its Subsidiaries, are collectible in full within 90 days after billing. The reserve for bad debts shown on the Interim Balance Sheet or, with respect to accounts receivable arising after the Interim Balance Sheet Date, on the accounting records of the Company or any of its Subsidiaries have been determined in accordance with GAAP (except as set forth in Section 3.05 or Section 3.16 of the Disclosure Schedules), consistently applied, subject to normal year-end adjustments and the absence of disclosures normally made in footnotes.

Section 3.17 Customers and Suppliers.

(a) Section 3.17(a) of the Disclosure Schedules sets forth (i) the names of the top fifty (50) customers of the Company or any of its Subsidiaries by aggregate consideration paid to the Company or any of its Subsidiaries for goods or services rendered for each of the two (2) most recent fiscal years (collectively, the “Material Customers”); and (ii) the amount of consideration paid by each Material Customer during such periods. Except as set forth in Section 3.17(a) of the Disclosure Schedules, none of the Company or any of its Subsidiaries has received any notice, and, to the Company’s Knowledge, has no reason to believe, that any of its Material Customers has ceased, or intends to cease after the Closing, to use its goods or services or to otherwise terminate or materially reduce its relationship with the Company or any of its Subsidiaries.

(b) Section 3.17(b) of the Disclosure Schedules sets forth (i) the names of the top twenty-five (25) suppliers or vendors of the Company or any of its Subsidiaries by aggregate consideration paid by the Company or any of its Subsidiaries for goods or services rendered for each of the two (2) most recent fiscal years (collectively, the “Material Suppliers”); and (ii) the amount of purchases from each Material Supplier during such periods. Except as set forth in Section 3.17(b) of the Disclosure Schedules, none of the Company or any of its Subsidiaries has received any notice, and, to the Company’s Knowledge, has no reason to believe, that any of its Material Suppliers has ceased, or intends to cease, to supply goods or services to the Company or any of its Subsidiaries or to otherwise terminate or materially reduce its relationship with the Company or any of its Subsidiaries.

32

Section 3.18 Insurance. Section 3.18 of the Disclosure Schedules sets forth a true and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors and officers’ liability, fiduciary liability and other casualty and property insurance maintained by the Company or any of its Subsidiaries and relating to the assets, business, operations, employees, officers and directors of the Company or any of its Subsidiaries (collectively, the “Insurance Policies”) and true and complete copies of such Insurance Policies have been made available to Parent. Such Insurance Policies in accordance with their terms are in full force and effect and shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement. Neither the Company, any of its Subsidiaries nor any Equityholder has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Insurance Policy. The Insurance Policies do not provide for any retrospective premium adjustment or other experience-based liability on the part of the Company or any of its Subsidiaries. All such Insurance Policies (a) are valid and binding in accordance with their terms; (b) are provided by carriers who are financially solvent; and (c) have not been subject to any lapse in coverage. Except as set forth on Section 3.18 of the Disclosure Schedules, there are no claims related to the business of the Company or any of its Subsidiaries pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. None of the Company or any of its Subsidiaries is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any such Insurance Policy. The Insurance Policies are of the type and in the amounts customarily carried by Persons conducting a business similar to the Company and its Subsidiaries and are sufficient for compliance with all applicable Laws and Contracts to which the Company or any of its Subsidiaries is a party or by which it is bound.

Section 3.19 Legal Proceedings; Governmental Orders.

(a) Except as set forth in Section 3.19(a) of the Disclosure Schedules, there are no Actions pending or, to the Company’s Knowledge, threatened (a) against or by the Company or any of its Subsidiaries affecting any of its properties or assets (or by or against any Equityholder or any Affiliate thereof and relating to the Company or any of its Subsidiaries); or (b) against or by the Company or any of its Subsidiaries, any Equityholder or any Affiliate of any Equityholder that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b) Except as set forth in Section 3.19(b) of the Disclosure Schedules, there are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Company or any of its Subsidiaries or any of their properties or assets. Each of the Company and its Subsidiaries is in compliance with the terms of each Governmental Order set forth in Section 3.19(b) of the Disclosure Schedules. No event has occurred or circumstances exist that may constitute or result in (with or without notice or lapse of time) a violation of any such Governmental Order.

Section 3.20 Compliance With Laws; Permits.

(a) Except as set forth in Section 3.20(a) of the Disclosure Schedules, each of the Company and its Subsidiaries has complied, and is now complying, with all Laws applicable to it or its business, properties or assets.

33

(b) All Permits required for the Company or any of its Subsidiaries to conduct its business have been obtained by it and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. Section 3.20(b) of the Disclosure Schedules lists all current Permits issued to the Company or any of its Subsidiaries, including the names of the Permits and their respective dates of issuance and expiration. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Section 3.20(b) of the Disclosure Schedules.

(c) None of the Company, any of its Subsidiaries, any of their respective directors or officers, nor, to the Company’s Knowledge, any of their respective agents or employees, or any other Persons associated with or acting on behalf of the Company or any of its Subsidiaries has (i) violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any similar Law or regulation of any country, state or municipality or of any subdivision of any thereof having jurisdiction over this Agreement, or over the Company or any of its Subsidiaries, its business or any of its assets, concerning anti-corruption or anti-bribery matters, or made, or promised to make, any bribe, rebate, payoff, kickback or other unlawful payment of money or anything of value to any domestic or foreign official to obtain or retain business or any business advantage, or influence him or her in his or her official capacity, (ii) used, or attempted to use, any corporate funds for any unlawful contribution, gift, entertainment, travel expense or other unlawful expense relating to political activity or a charitable donation, (iii) made, or promised to make, directly or indirectly, any unlawful payment of money or anything of value to, or for the use or benefit of, any domestic or foreign official or any political official, party or candidate, or (iv) made any such unlawful offer to, or for the use or benefit of, any other Person where there was a belief or awareness that there was a probability that the recipient would use such offer for any purpose as described in subsection (i), (ii) or (iii). As used in this Section 3.20(c), the term “foreign official” has the meaning ascribed to it in the FCPA.

Section 3.21 Environmental Matters.

(a) Each of the Company and its Subsidiaries is currently and has been in compliance with all Environmental Laws and has not, and none of the Company or any of its Subsidiaries has, received from any Person any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.

(b) Each of the Company and its Subsidiaries has obtained and is in material compliance with all Environmental Permits (each of which is disclosed in Section 3.21(b) of the Disclosure Schedules) necessary for the ownership, lease, operation or use of the business or assets of the Company and its Subsidiaries and all such Environmental Permits are in full force and effect and shall be maintained in full force and effect by the Company and its Subsidiaries through the Closing Date in accordance with Environmental Law, and none of the Equityholders nor the Company or any of its Subsidiaries is aware of any condition, event or circumstance that might prevent or impede, after the Closing Date, the ownership, lease, operation or use of the business or assets of the Company or its Subsidiaries as currently carried out. With respect to any such Environmental Permits, each of the Company and its Subsidiaries has undertaken, or will undertake prior to the Closing Date, all measures necessary to facilitate transferability of the same, and neither any of the Equityholders nor the Company or any of its Subsidiaries is aware of any condition, event or circumstance that might prevent or impede the transferability of the same, nor have they received any Environmental Notice or written communication regarding any material adverse change in the status or terms and conditions of the same.

34

(c) No real property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries is listed on, or has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA, or any similar state list.

(d) There has been no Release of Hazardous Materials in contravention of Environmental Law with respect to the business or assets of the Company or any of its Subsidiaries or any real property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received an Environmental Notice that any real property currently or formerly owned, operated or leased in connection with the business of the Company or any of its Subsidiaries (including soils, groundwater, surface water, buildings and other structure located on any such real property) has been contaminated with any Hazardous Material which could reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by, the Company or any of its Subsidiaries.

(e) Section 3.21(e) of the Disclosure Schedules contains a complete and accurate list of all active or abandoned aboveground or underground storage tanks owned or operated by the Company or any of its Subsidiaries.

(f) Section 3.21(f) of the Disclosure Schedules contains a complete and accurate list of all off-site Hazardous Materials treatment, storage, or disposal facilities or locations used by the Company or any of its Subsidiaries, and none of these facilities or locations has been placed or proposed for placement on the National Priorities List (or CERCLIS) under CERCLA, or any similar state list, and none of the Company or any of its Subsidiaries has received any Environmental Notice regarding potential liabilities with respect to such off-site Hazardous Materials treatment, storage, or disposal facilities or locations used by the Company or any of its Subsidiaries.

(g) None of the Company or any of its Subsidiaries has retained or assumed, by contract or operation of Law, any liabilities or obligations of third parties under Environmental Law.

(h) The Company has provided or otherwise made available to Parent and listed in Section 3.21(h) of the Disclosure Schedules: (i) any and all environmental reports, studies, audits, records, sampling data, site assessments, risk assessments, economic models and other similar documents with respect to the business or assets of the Company or any of its Subsidiaries or any currently or formerly owned, operated or leased real property which are in the possession or control of the Company or any of its Subsidiaries related to compliance with Environmental Laws, Environmental Claims or an Environmental Notice or the Release of Hazardous Materials; and (ii) any and all material documents concerning planned or anticipated capital expenditures required to reduce, offset, limit or otherwise control pollution and/or emissions, manage waste or otherwise ensure compliance with current or future Environmental Laws (including, without limitation, costs of remediation, pollution control equipment and operational changes).

(i) None of the Equityholders, the Company or any of its Subsidiaries is aware of or reasonably anticipates, as of the Closing Date, any condition, event or circumstance concerning the Release or regulation of Hazardous Materials that might, immediately after the Closing Date, prevent, impede or materially increase the costs associated with the ownership, lease, operation, performance or use of the business or assets of the Company and its Subsidiaries as currently carried out.

35

Section 3.22 Employee Benefit Matters.

(a) Section 3.22(a) of the Disclosure Schedules contains a true and complete list of each pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity, profits interest or membership interest-based, change in control, retention, severance, vacation, paid time off, welfare, fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA, which is or has been maintained, sponsored, contributed to, or required to be contributed to by the Company or any of its Subsidiaries for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant of the Company or any of its Subsidiaries or any spouse or dependent of such individual, or under which the Company, any of its Subsidiaries, or any of their respective ERISA Affiliates has or may have any Liability, or with respect to which Parent or any of its Affiliates would reasonably be expected to have any Liability, contingent or otherwise (as listed on Section 3.22(a) of the Disclosure Schedules, each, a “Benefit Plan”). The Company has separately identified in Section 3.22(a) of the Disclosure Schedules (i) each Benefit Plan that contains a change in control provision and (ii) each Benefit Plan that is maintained, sponsored, contributed to, or required to be contributed to by the Company or any of its Subsidiaries primarily for the benefit of employees outside of the United States (a “Non-U.S. Benefit Plan”).

(b) With respect to each Benefit Plan, the Company has made available to Parent accurate, current and complete copies of each of the following: (i) where the Benefit Plan has been reduced to writing, the plan document together with all amendments; (ii) where the Benefit Plan has not been reduced to writing, a written summary of all material plan terms; (iii) where applicable, copies of any trust agreements or other funding arrangements, custodial agreements, insurance policies and contracts, administration agreements and similar agreements, and investment management or investment advisory agreements, now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise; (iv) copies of any summary plan descriptions, summaries of material modifications, employee handbooks and any other written communications (or a description of any oral communications) relating to any Benefit Plan; (v) in the case of any Benefit Plan that is intended to be qualified under Section 401(a) of the Code, a copy of the most recent determination, opinion or advisory letter from the Internal Revenue Service; (vi) in the case of any Benefit Plan for which a Form 5500 is required to be filed, a copy of the two most recently filed Form 5500, with schedules and financial statements attached; (vii) actuarial valuations and reports related to any Benefit Plans with respect to the two most recently completed plan years; (viii) the most recent nondiscrimination tests performed under the Code; and (ix) copies of material notices, letters or other correspondence from the Internal Revenue Service, Department of Labor, Pension Benefit Guaranty Corporation or other Governmental Authority relating to the Benefit Plan.

(c) Except as set forth in Section 3.22(c) of the Disclosure Schedules, each Benefit Plan and related trust (other than any multiemployer plan within the meaning of Section 3(37) of ERISA) has been established, administered and maintained in accordance with its terms and in compliance with all applicable Laws (including ERISA, the Code and any applicable local Laws). Except as set forth in Section 3.22(c) of the Disclosure Schedules, all benefits, contributions and premiums relating to each Benefit Plan have been timely paid in accordance with the terms of such Benefit Plan and all applicable Laws and accounting principles, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved to the extent required by, and in accordance with, GAAP (except as set forth in Section 3.05 or Section 3.22 of the Disclosure Schedules).

36

(d) Except as set forth in Section 3.22(d) of the Disclosure Schedules, there is no pending or, to the Company’s Knowledge, threatened Action relating to a Benefit Plan (other than routine claims for benefits), and no Benefit Plan has within the three years prior to the date hereof been the subject of an examination or audit by a Governmental Authority or the subject of an application or filing under or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Authority.

(e) There has been no amendment to, announcement by the Company, any of its Subsidiaries or any of their respective Affiliates relating to, or change in employee participation or coverage under, any Benefit Plan or collective bargaining agreement that would increase the annual expense of maintaining such plan above the level of the expense incurred for the most recently completed fiscal year with respect to any director, officer, employee, independent contractor or consultant, as applicable. None of the Company, any of its Subsidiaries, nor any of their respective Affiliates has any commitment or obligation or has made any representations to any director, officer, employee, independent contractor or consultant, whether or not legally binding, to adopt, amend, modify or terminate any Benefit Plan or any collective bargaining agreement.

(f) Each individual who is classified by the Company or any of its Subsidiaries as an independent contractor has been properly classified for purposes of participation and benefit accrual under each Benefit Plan.

(g) Except as set forth in Section 3.22(g) of the Disclosure Schedules, neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events): (i) entitle any current or former director, officer, employee, independent contractor or consultant of the Company or any of its Subsidiaries to severance pay or any other payment; (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation due to any such individual; (iii) limit or restrict the right of the Company or any of its Subsidiaries to merge, amend or terminate any Benefit Plan; (iv) increase the amount payable under or result in any other material obligation pursuant to any Benefit Plan; (v) result in “excess parachute payments” within the meaning of Section 280G(b) of the Code; or (vi) require a “gross-up” or other payment to any “disqualified individual” within the meaning of Section 280G(c) of the Code. The Company has made available to Parent true and complete copies of any Section 280G calculations prepared (whether or not final) with respect to any disqualified individual in connection with the transactions.

Section 3.23 Employment Matters.

(a) Section 3.23(a) of the Disclosure Schedules contains a list of all persons who are employees, independent contractors or consultants of the Company or any of its Subsidiaries as of the date hereof, including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time); (iii) hire date; (iv) current annual base compensation rate; (v) commission, bonus or other incentive-based compensation; and (vi) a description of the fringe benefits provided to each such individual as of the date hereof. Except as set forth in Section 3.23(a) of the Disclosure Schedules, as of the date hereof, all compensation, including wages, commissions and bonuses, payable to all employees, independent contractors or consultants of the Company or any of its Subsidiaries for services performed on or prior to the date hereof have been paid in full (or accrued in full on the audited balance sheet contained in the Closing Statement) and there are no outstanding agreements, understandings or commitments of the Company or any of its Subsidiaries with respect to any compensation, commissions or bonuses.

37

(b) Except as set forth in Section 3.23(b) of the Disclosure Schedules, none of the Company or any of its Subsidiaries is not, and has not been for the past ten years, a party to, bound by, or negotiating any collective bargaining agreement or other Contract with a union, works council or labor organization (collectively, “Union”), and there is not, and has not been for the past ten years, any Union representing or purporting to represent any employee of the Company or any of its Subsidiaries, and no Union or group of employees is seeking or has sought to organize employees for the purpose of collective bargaining. Except as set forth in Section 3.23(b) of the Disclosure Schedules, there has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting the Company or any of its Subsidiaries or any of their respective employees. The Company and its Subsidiaries have no duty to bargain with any Union.

(c) Each of the Company and its Subsidiaries is and has been in compliance with the terms of the collective bargaining agreements and other Contracts listed on Section 3.23(b) of the Disclosure Schedules and all applicable Laws pertaining to employment and employment practices, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance. All individuals characterized and treated by the Company and its Subsidiaries as independent contractors or consultants are properly treated as independent contractors under all applicable Laws. All employees of the Company and its Subsidiaries classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified. Except as set forth in Section 3.23(c), there are no Actions against the Company or any of its Subsidiaries pending, or to the Company’s Knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former applicant, employee, consultant, volunteer, intern or independent contractor of the Company or any of its Subsidiaries, including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wage and hours or any other employment related matter arising under applicable Laws.

(d) Each of the Company and its Subsidiaries has complied with the WARN Act, and it has no plans to undertake any action in the future that would trigger the WARN Act.

Section 3.24 Taxes. Except as set forth in Section 3.24 of the Disclosure Schedules:

(a) All Tax Returns required to be filed on or before the Closing Date by the Company or any of its Subsidiaries have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct in all respects. All Taxes due and owing by the Company or any of its Subsidiaries (whether or not shown on any Tax Return) have been, or will be, timely paid. Neither the Company nor any of its Subsidiaries is required to pay sales Taxes in any jurisdiction in which the Company or its Subsidiaries has not to date paid sales Taxes.

(b) Each of the Company and its Subsidiaries has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee or equityholder, and complied with all information reporting and backup withholding provisions of applicable Law.

38

(c) No claim has been made by any taxing authority in any jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that it is, or may be, subject to Tax by that jurisdiction.

(d) No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company or any of its Subsidiaries.

(e) The amount of Liability of the Company and its Subsidiaries for unpaid Taxes for all periods ending on or before the Interim Balance Sheet Date does not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Financial Statements. The amount of Liability of the Company and its Subsidiaries for unpaid Taxes for all periods following the end of the recent period covered by the Financial Statements shall not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) as adjusted for the passage of time in accordance with the past custom and practice of the Company and its Subsidiaries (and which accruals shall not exceed comparable amounts incurred in similar periods in prior years).

Section 3.24(e) of the Disclosure Schedules sets forth:

(i) the taxable years of the Company and any of its Subsidiaries as to which the applicable statutes of limitations on the assessment and collection of Taxes have not expired;

(ii) those years for which examinations by the taxing authorities have been completed; and

(iii) those taxable years for which examinations by taxing authorities are presently being conducted.

(f) All deficiencies asserted, or assessments made, against the Company or any of its Subsidiaries as a result of any examinations by any taxing authority have been fully paid.

(g) None of the Company or any of its Subsidiaries is a party to any Action by any taxing authority. There are no pending or threatened Actions by any taxing authority.

(h) The Company has delivered to Parent copies of all federal, state, local and foreign income, franchise and similar Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by, the Company or any of its Subsidiaries for all Tax periods ending after January 1, 2011.

(i) There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company or any of its Subsidiaries.

(j) None of the Company or any of its Subsidiaries is a party to, or bound by, any Tax indemnity, Tax sharing or Tax allocation agreement.

39

(k) No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any taxing authority with respect to the Company or any of its Subsidiaries.

(l) None of the Company or any of its Subsidiaries has been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes. None of the Company or any of its Subsidiaries has any Liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by contract or otherwise.

(m) None of the Company or any of its Subsidiaries will be required to include any item of income in, or exclude any item or deduction from, taxable income for any taxable period or portion thereof ending after the Closing Date as a result of:

(i) any change in a method of accounting under Section 481 of the Code (or any comparable provision of state, local or foreign Tax Laws), or use of an improper method of accounting, for a taxable period ending on or prior to the Closing Date;

(ii) an installment sale or open transaction occurring on or prior to the Closing Date;

(iii) a prepaid amount received on or before the Closing Date;

(iv) any closing agreement under Section 7121 of the Code, or similar provision of state, local or foreign Law; or

(v) any election under Section 108(i) of the Code.

(n) None of the Company, any of its Subsidiaries nor any Equityholder is a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2. The Company is not, nor has it been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(a) of the Code.

(o) None of the Company or any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code.

(p) None of the Company or any of its Subsidiaries is, and has not been, a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011 4(b).

(q) There is currently no limitation on the utilization of net operating losses, capital losses, built-in losses, tax credits or similar items of the Company or any of its Subsidiaries under Sections 269, 382, 383, 384 or 1502 of the Code and the Treasury Regulations thereunder (and comparable provisions of state, local or foreign Law).

(r) Section 3.24(r) of the Disclosure Schedules sets forth all foreign jurisdictions in which the Company or any of its Subsidiaries is subject to Tax, is engaged in business or has a permanent establishment. None of the Company or any of its Subsidiaries has entered into a gain recognition agreement pursuant to Treasury Regulations Section 1.367(a)-8. None of the Company or any of its Subsidiaries has transferred an intangible the transfer of which would be subject to the rules of Section 367(d) of the Code.

40

(s) No property owned by the Company or any of its Subsidiaries is (i) required to be treated as being owned by another person pursuant to the so-called “safe harbor lease” provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, (ii) subject to Section 168(g)(1)(A) of the Code, or (iii) subject to a disqualified leaseback or long-term agreement as defined in Section 467 of the Code.

Section 3.25 Books and Records. The minute books and membership interest record books of the Company and its Subsidiaries, all of which have been made available to Parent, are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Company and its Subsidiaries contain accurate and complete records of all meetings, and actions taken by written consent of, the equityholders, the board of managers and any committees of the board of managers of each of the Company and its Subsidiaries, and no meeting, or action taken by written consent, of any such equityholders, board of managers or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

Section 3.26 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of the Company, and of its Subsidiaries or any Equityholders. Section 3.26 of the Disclosure Schedules specifically lists all amounts (or formulas for calculating the same) payable to any broker, finder or investment banker in connection with the transactions contemplated by this Agreement.

Section 3.27 Other Agreements. No Equityholder who is employed by the Company or any of its Subsidiaries is a party to any non-competition, trade secret or confidentiality agreement with any party other than the Company or its Subsidiaries. There are no agreements or arrangements not contained herein or disclosed in a schedule hereto, to which any such Equityholder is a party relating to the business of the Company and its Subsidiaries or to such Equityholder’s rights and obligations as a holder of membership interests of the Company, director, officer or employee of the Company or any of its Subsidiaries. To the Company’s Knowledge, none of the Equityholders, nor any of their respective Affiliates, has any direct or indirect ownership interest in any Person that competes with, does business with, or has any Contract with, the Company or any of its Subsidiaries with respect to the business of the Company and its Subsidiaries (except with respect to any interest in less than one percent of the stock of any corporation whose stock is publicly traded). None of the Equityholders, nor, to Company’s Knowledge, any member of their respective Families, is a party to, or otherwise directly or indirectly interested in, any Contract or other arrangement with the Company or any of its Subsidiaries with respect to the Business, pursuant to which the Company or any of its Subsidiaries has current obligations, except for normal compensation and benefits for services as an employee or director. To the Company’s Knowledge, none of the employees, directors, or equityholders of the Company or any of its Subsidiaries, nor any member of their Families, has any interest in any property, real or personal, tangible or intangible (including any Company Intellectual Property), of the Company or any of its Subsidiaries, except for the rights of a equityholder.

Section 3.28 Full Disclosure. No representation or warranty by the Company or any Equityholder in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Parent pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

41

Section 3.29 No Other Representations and Warranties. Except for the representations and warranties contained in ARTICLE III and ARTICLE IV of this Agreement, none of the Company and Equityholders or any other Person has made or makes any other express or implied representation or warranty, either written or oral, concerning the Company, including any representation or warranty as to the accuracy or completeness of any information concerning the Company delivered to Parent.

ARTICLE IV
Representations and warranties of EQUITYHOLDERS

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, each Equityholder separately represents and warrants to the Parent and Sub that the statements contained in this ARTICLE IV are true and correct as of the date hereof.

Section 4.01 Ownership of Company Interests. Such Equityholder owns of record and beneficially the number of Company Interests set forth opposite such Equityholder’s name in Section 3.02(a) of the Disclosure Schedules. Such Company Interests are, and when delivered by such Equityholder to Parent and/or Sub pursuant to this Agreement will be, duly authorized, validly issued, fully paid, non-assessable and free and clear of any and all Encumbrances. Except as set forth in Section 3.02(a) of the Disclosure Schedules, such Equityholder holds no other securities of the Company or any of its Subsidiaries, including securities convertible into or exercisable for Company membership interests. There are no voting trusts, voting agreements, or other agreements, instruments or undertakings with respect to the voting of the Company’s securities to which such Equityholder is a party. Such Equityholder has no outstanding power of attorney affecting the Company Interests owned by such Equityholder.

Section 4.02 Authorization of Transactions. Such Equityholder has full power, authority and legal capacity to enter into this Agreement and the other Transaction Documents to which such Equityholder is a party, to consummate the transactions contemplated hereby and thereby and to perform such Equityholder’s obligations hereby and thereby, including, without limitation, the transfer, sale and delivery of the Company Interests to Parent pursuant to this Agreement. This Agreement and the other Transaction Documents to which such Equityholder is a party have been duly executed and delivered by such Equityholder and (assuming due authorization, execution and delivery by the other Parties) constitute the valid and binding agreements of such Equityholder, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

Section 4.03 No Conflicts; Consents. The execution, delivery and performance by such Equityholder of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to such Equityholder; (b) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel, any Contract to which such Equityholder is a party or by which such Equityholder is bound or to which any of its properties and assets are subject; or (c) result in the creation or imposition of any Encumbrance on any properties or assets of such Equityholder. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to such Equityholder in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

42

Section 4.04 Litigation. There are no Actions pending or, to such Equityholder’s knowledge, threatened against or by such Equityholder that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 4.05 Other Agreements. No Equityholder who is employed by the Company or any of its Subsidiaries is a party to any non-competition, trade secret or confidentiality agreement with any party other than the Company or its Subsidiaries. There are no agreements or arrangements not contained herein or disclosed in a schedule hereto, to which such Equityholder is a party relating to the Company or any of its Subsidiaries or the business of the Company and its Subsidiaries or to such Equityholder’s rights and obligations as a equityholder, director or officer of the Company or any of its Subsidiaries.

Section 4.06 Brokerage. There is no investment banker, broker, finder or other intermediary whom has been retained by or is authorized to act on behalf of such Equityholder or any of such Equityholder’s Affiliates who might be entitled to any fee or commission from Parent, the Company or any of their respective Affiliates in connection with the transactions contemplated by this Agreement.

Section 4.07 Securities Law Representations. Each Equityholder who is not a Cash-out Equityholder further represents and warrants:

(a) Such Equityholder understands and agrees that, because the Consideration Shares have not been registered under the Securities Act, (i) such Consideration Shares have the status of securities acquired in a transaction under Section 4(a)(2) of the Securities Act and (ii) cannot be sold unless subsequently registered or an exemption from registration is available. The representations, warranties and covenants set forth in Sections (a) through (m) of Annex III hereto are hereby incorporated by reference herein and made a part hereof.

(b) Such Equityholder has such knowledge, sophistication, and experience in business and financial matters and in the ownership of capital stock that such Equityholder is capable of evaluating the merits and risks of the acquisition of the Consideration Shares, and has so evaluated the merits and risks of such acquisition. Such Equityholder is able to bear the economic risk of its acquisition of the Consideration Shares, and, at the present time, is able to afford a complete loss of such investment. The Consideration Shares are being acquired by such Equityholder for its own account for the purpose of investment and not with a view to reselling or distributing the Consideration Shares in violation of any registration or qualification requirements of any securities laws. Such Equityholder understands and acknowledges that neither the Securities and Exchange Commission nor any federal, state or foreign agency has passed upon the Consideration Shares or made any finding or determination as to the fairness of an investment in the Consideration Shares or the accuracy or adequacy of the disclosures made to such Equityholder, and such Equityholder waives its right of rescission and is not entitled to cancel, terminate, or revoke this Agreement.

43

ARTICLE V
Representations and warranties of Parent and sub

Parent and Sub jointly and severally represent and warrant to each Equityholder that the statements contained in this ARTICLE V are true and correct as of the date hereof.

Section 5.01 Organization and Authority of Parent. Parent is a corporation duly organized and validly existing under the Laws of the State of Nevada. Sub is a limited liability company duly organized and existing under the Laws of the State of Oregon. Parent and Sub have the requisite power and authority to enter into this Agreement and the other Transaction Documents to which Parent and/or Sub are a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Parent and Sub of this Agreement and any other Transaction Document to which Parent and/or Sub is a party, the performance by Parent and Sub of their obligations hereunder and thereunder and the consummation by Parent and Sub of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub and (assuming due authorization, execution and delivery by the Company and the Equityholders) this Agreement constitutes a legal, valid and binding obligation of Parent and Sub enforceable against Parent and Sub in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. When each other Transaction Document to which Parent and/or Sub is or will be a party has been duly executed and delivered by Parent and Sub (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Parent and Sub enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

Section 5.02 No Conflicts; Consents. The execution, delivery and performance by Parent and Sub of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Parent and Sub; (b) conflict with or result in a material violation or breach of any provision of any Law or Governmental Order applicable to Parent or Sub; or (c) require the consent, notice or other action by any Person under any material Contract to which Parent or Sub is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which, in the aggregate, would not have a Material Adverse Effect.

Section 5.03 Investment Purpose. Parent and Sub is acquiring the Company Interests solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Parent and Sub acknowledge that the Company Interests are not registered under the Securities Act or any state securities laws, and that the Company Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933 or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 5.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Parent or Sub.

Section 5.05 Sufficiency of Funds. Parent and Sub have sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Cash Merger Consideration and consummate the transactions contemplated by this Agreement.

Section 5.06 Legal Proceedings. There are no Actions pending or, to Parent’s or Sub’s knowledge, threatened against or by Parent or any Affiliate of Parent, including Sub, that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

44

Section 5.07 Public Filings. Parent has filed or furnished all registration statements, proxy statements and other statements, reports, schedules, forms and other documents (including all exhibits) and all other information incorporated by reference) required to be filed or furnished by it with the SEC during the period since January 1, 2018 (the “Parent SEC Documents”), and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, or are to be made, not misleading.

Section 5.08 Independent Investigation. In making its decision to enter into this Agreement and the Transaction Documents, Parent and Sub acknowledge and agree, on behalf of itself and the other Parent Indemnitees, that it is not relying on any representation or warranty made by the Company or Equityholders other than as set forth in this Agreement, the Transaction Documents, or any certificate delivered by the Company or Equityholders in connection with this Agreement or any Transaction Documents.

ARTICLE VI
Covenants

Section 6.01 Confidentiality. From and after the Closing, each Equityholder shall hold, and shall use its reasonable best efforts to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Company or any of its Subsidiaries, except to the extent that such Equityholder can show that such information (a) is generally available to and known by the public through no fault of such Equityholder, any of its Affiliates or their respective Representatives; (b) is lawfully acquired by such Equityholder, any of its Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation; or (c) as necessary for resolving any alleged breaches or other disputes associated with this Agreement. If the Equityholders or any of their respective Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, the Equityholder shall promptly notify Parent in writing and shall disclose only that portion of such information which such Equityholder is advised by its counsel in writing is legally required to be disclosed, provided that such Equityholder shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 6.02 Non-competition; Non-solicitation.

(a) For a period equal to the longer of (1) five (5) years from the Closing Date or (2) for any Equityholder who is a Continuing Employee, two (2) years after termination of such Equityholder’s employment (for any reason or no reason) with Parent or the Surviving Entity (the “Restricted Period”), each Equityholder shall not directly or indirectly, (i) engage in or assist others in engaging in the Business in the Territory (except in connection with such Equityholder’s employment with Parent); (ii) have an interest in any Person that engages directly or indirectly in the Business in the Territory in any capacity, including as a partner, equityholder, member, employee, principal, agent, trustee or consultant; or (iii) intentionally interfere in any material respect with the business relationships (whether formed prior to or after the date of this Agreement) between the Company or any of its Subsidiaries and customers or suppliers of the Company or any of its Subsidiaries. Notwithstanding the foregoing, any Equityholder may own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if such Equityholder is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own 5% or more of any class of securities of such Person. The Parties acknowledge and agree that the restrictions set forth in this Section 6.02(a) will be void and have no further force or effect if Parent or its Affiliates breach in any material respect any of their respective obligations set forth in the Notes or with respect to the Consideration Shares. For the avoidance of doubt, the Parties further acknowledge and agree that the restrictions set forth in this Section 6.02(a) are not intended to limit any Equityholder’s relationship with or the operations of Yeast Craft LLC so long as Yeast Craft LLC does not engage in the Business.

45

(b) During the Restricted Period, each Equityholder shall not directly or indirectly, hire or solicit any employee of the Company or any of its Subsidiaries or encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided, that nothing in this Section 6.02(b) shall prevent any Equityholder or any of its Affiliates from hiring (i) any employee whose employment has been terminated by the Company or any of its Subsidiaries or Parent or (ii) after the expiration of 180 days from the date of termination of employment, any employee whose employment has been terminated by the employee.

(c) During the Restricted Period, each Equityholder shall not directly or indirectly, solicit or entice, or attempt to solicit or entice, any current or former clients or customers of the Company or any of its Subsidiaries or potential clients or customers of the Company or any of its Subsidiaries for purposes of diverting their business or services from the Company or any of its Subsidiaries. For the avoidance of doubt, the Parties acknowledge and agree that the restrictions set forth in this Section 6.02(c) are not intended to limit any Equityholder’s relationship with or the operations of Yeast Craft LLC so long as Yeast Craft LLC does not engage in the Business.

(d) Each Equityholder acknowledges that a breach or threatened breach of this Section 6.02 would give rise to irreparable harm to Parent, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such Equityholder of any such obligations, Parent shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

(e) Each Equityholder acknowledges that the restrictions contained in this Section 6.02 are reasonable and necessary to protect the legitimate interests of Parent and constitute a material inducement to Parent to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 6.02 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The covenants contained in this Section 6.02 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

46

Section 6.03 Governmental Approvals and Consents.

(a) Each Party shall, prior to the Closing (i) make, or cause or be made, all filings and submissions required under any Law applicable to such Party or any of its Affiliates; and (ii) use reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement and the other Transaction Documents. Each Party shall cooperate fully with the other Parties and their respective Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals. The Parties shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals.

(b) The Company shall obtain all of the third-party consents listed in Section 6.03(b) of the Disclosure Schedules required by Parent in connection with the transactions contemplated by this Agreement or any Transaction Document (collectively, the “Required Consents”), and shall obtain all consents, approvals, Permits, Governmental Orders from or with respect to, and shall make all declarations or filings with, or notices to, any Governmental Authority referred to in Section 3.04 of the Disclosure Schedules.

(c) Without limiting the generality of the parties’ undertakings pursuant to subsections (a) and (b) above, each of the parties hereto shall use all reasonable best efforts to:

(i) respond to any inquiries by any Governmental Authority regarding antitrust or other matters with respect to the transactions contemplated by this Agreement or any Transaction Document;

(ii) avoid the imposition of any order or the taking of any action that would restrain, alter or enjoin the transactions contemplated by this Agreement or any Transaction Document; and

(iii) in the event any Governmental Order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement or any Transaction Document has been issued, to have such Governmental Order vacated or lifted.

(d) If any consent, approval or authorization necessary to preserve any right or benefit under any Contract to which the Company or any of its Subsidiaries is a party is not obtained prior to the Closing, each Equityholder shall, subsequent to the Closing, cooperate with Parent and the Company and its Subsidiaries in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable.

(e) All analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals made by or on behalf of any Party before any Governmental Authority or the staff or regulators of any Governmental Authority, in connection with the transactions contemplated hereunder (but, for the avoidance of doubt, not including any interactions between the Equityholders or the Company or any of its Subsidiaries with Governmental Authorities in the ordinary course of business, any disclosure which is not permitted by Law or any disclosure containing confidential information) shall be disclosed to the other Parties in advance of any filing, submission or attendance, it being the intent that the Parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals. Each Party shall give notice to the other Parties with respect to any meeting, discussion, appearance or contact with any Governmental Authority or the staff or regulators of any Governmental Authority, with such notice being sufficient to provide the other Parties with the opportunity to attend and participate in such meeting, discussion, appearance or contact.

47

(f) Notwithstanding the foregoing, nothing in this Section 6.03 shall require, or be construed to require, Parent or any of its Affiliates to agree to (i) sell, hold, divest, discontinue or limit, before or after the Closing Date, any assets, businesses or interests of Parent, the Company, any of its Subsidiaries or any of their respective Affiliates; (ii) any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests which, in either case, could reasonably be expected to result in a Material Adverse Effect or materially and adversely impact the economic or business benefits to Parent of the transactions contemplated by this Agreement; or (iii) any material modification or waiver of the terms and conditions of this Agreement.

Section 6.04 Books and Records.

(a) In order to facilitate the resolution of any claims made against or incurred by the Equityholders prior to the Closing, or for any other reasonable purpose, for a period of six years after the Closing, Parent shall:

(i) retain the books and records (including personnel files) of the Company and its Subsidiaries relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of the Company and its Subsidiaries; and

(ii) upon reasonable notice, afford the Representatives of the Equityholders reasonable access (including the right to make, at such Equityholder’s expense, photocopies), during normal business hours, to such books and records;

provided, however, that any books and records related to Tax matters shall be retained pursuant to the periods set forth in ARTICLE VII.

(b) Parent shall not be obligated to provide the other party with access to any books or records (including personnel files) pursuant to this Section 6.04 where such access would violate any Law.

Section 6.05 Public Announcements. Neither the Company (prior to the Closing) nor any Equityholder shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the Parent (which consent shall not be unreasonably withheld or delayed), and the Company or such Equityholder, as applicable, shall cooperate with Parent as to the timing and contents of any such announcement. Nothing in this Agreement shall prevent Parent from disclosing the transactions contemplated by this Agreement and the status of negotiations with respect thereto at any time.

Section 6.06 Further Assurances. Following the Closing, each of the Parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement. Parent shall use commercially reasonable efforts to remove Equityholder Representative from any personal guarantees or similar covenants associated with Contracts.

48

Section 6.07 Key Employees; Employment Agreements; Retained Employees and Contractors. Prior to the Closing (and as a condition to Closing), Parent shall enter into mutually acceptable employment agreements (the “Employment Agreements”) with each of Owen Lingley, Todd Garrett, Phillip Mertens, Jared Jones, Jonathan Gostnell and Chris Giddings, and other management personnel identified by Parent and the Company by mutual agreement prior to the date hereof (collectively, the “Key Employees”). Prior to the Closing Date, the Parent will identify, in its sole discretion, the other employees and contractors of the Company and its Subsidiaries that Parent wishes to retain following the Closing, which employees and contractors shall be listed in Section 6.07 of the Disclosure Schedules (the “Continuing Employees”). The Continuing Employees shall be entitled to employment terms substantially commensurate with similarly situated newly-hired employees of Parent, and shall be required, as a condition to the Closing, to execute the Parent’s standard form of employee proprietary information, invention assignment, noncompetition and confidentiality agreement (collectively, the “Continuing Employee PIIAs”).

Section 6.08 Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Parent (which consent shall not be unreasonably withheld or delayed), the Company shall, and the Equityholders shall cause the Company to, (x) conduct the business of the Company in the ordinary course of business consistent with past practice; and (y) use reasonable best efforts to maintain and preserve intact the current organization, business and franchise of the Company and to preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having business relationships with the Company. Without limiting the foregoing, from the date hereof until the Closing Date, the Equityholders shall:

(a) cause the Company to preserve and maintain all of its Permits;

(b) cause the Company to pay its debts, Taxes and other obligations when due;

(c) cause the Company to maintain the properties and assets owned, operated or used by the Company in good working order and in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear;

(d) cause the Company to continue in full force and effect without modification all Insurance Policies, except as required by applicable Law;

(e) cause the Company to defend and protect its properties and assets from infringement or usurpation;

(f) cause the Company to perform all of its obligations under all Contracts relating to or affecting its properties, assets or business;

(g) cause the Company to maintain its books and records in accordance with past practice;

(h) cause the Company to comply in all material respects with all applicable Laws; and

(i) cause the Company not to take or permit any action that would cause any of the changes, events or conditions described in Section 3.07 to occur.

49

Section 6.09 Access to Information; Due Diligence. From the date hereof until the Closing, Equityholders shall, and shall cause the Company to, (a) afford Parent and its Representatives full and free access to and the right to inspect all of the Real Property, properties, assets, premises, books and records, Contracts and other documents and data related to the Company; (b) furnish Parent and its Representatives with such financial, operating and other data and information related to the Company as Parent or any of its Representatives may reasonably request; and (c) instruct the Representatives of the Company and the Equityholders to cooperate with Parent in its investigation of the Company. Without limiting the foregoing, Equityholders shall permit Parent and its Representatives, upon request, to conduct environmental due diligence of the Company and the Real Property, including the collecting and analysis of samples of indoor or outdoor air, surface water, groundwater or surface or subsurface land on, at, in, under or from the Company and the Real Property. Any investigation pursuant to this Section 6.09 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company. No investigation by Parent or other information received by Parent shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Company or the Equityholders in this Agreement.

Section 6.10 No Solicitation of Other Bids.

(a) Each Equityholder shall not, and shall not authorize or permit any of its Affiliates (including the Company) or any of its or their Representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. Each Equityholder shall immediately cease and cause to be terminated, and shall cause its Affiliates (including the Company) and all of its and their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. For purposes hereof, “Acquisition Proposal” shall mean any inquiry, proposal or offer from any Person (other than Parent or any of its Affiliates) concerning (i) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Company; (ii) the issuance or acquisition of membership interests or other equity securities of the Company; or (iii) the sale, lease, exchange or other disposition of any significant portion of the Company’s properties or assets.

(b) In addition to the other obligations under this Section 6.10, each Equityholder shall promptly (and in any event within three (3) Business Days after receipt thereof by such Equityholder or its Representatives) advise Parent orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same.

(c) Each Equityholder agrees that the rights and remedies for noncompliance with this Section 6.10 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Parent and that money damages alone would not provide an adequate remedy to Parent.

50

Section 6.11 Notice of Certain Events.

(a) From the date hereof until the Closing, Equityholders shall promptly notify Parent in writing of:

(i) any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by the Company or the Equityholders hereunder not being true and correct or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 8.02 to be satisfied;

(ii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(iii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

(iv) any Actions commenced or, to such Equityholder’s Knowledge, threatened against, relating to or involving or otherwise affecting such Equityholder or the Company that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.19 or that relates to the consummation of the transactions contemplated by this Agreement.

(b) Parent’s receipt of information pursuant to this Section 6.11 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Company or the Equityholders in this Agreement and shall not be deemed to amend or supplement the Disclosure Schedules.

Section 6.12 Resignations. The Company shall deliver to Parent written resignations, effective as of the Closing Date, of the officers and managers of the Company as requested by Parent at least two (2) Business Days prior to the Closing.

51

Section 6.13 Release. Each Equityholder, on his/her own behalf and on behalf of his/her respective heirs, family members, executors, agents, and assigns, hereby and forever irrevocably and unconditionally waives and releases the Company, Parent and its current and former officers, managers, employees, agents, investors, attorneys, members, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”) from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action, whether presently known or unknown, suspected or unsuspected, that Equityholder may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Closing Date (the “Released Claims”); provided, however, that this Section 6.13 shall not apply to the following claims (“Excluded Claims”): (a) claims against Parent or the Company for the breach of any representations, warranties, agreements, covenants or obligations set forth herein or in the Transaction Documents or in connection with the transactions contemplated herein and therein, to the extent applicable; (b) claims arising out of any rights of indemnification, expense advancement or contribution of such persons solely in their respective capacities as the managers of the Company prior to Closing pursuant to the Company’s operating agreement in effect prior to Closing or applicable Law; or (c) claims that under applicable Law may not be waived or released, including any applicable Laws relating to the payment of wages and any applicable workers’ compensation laws; provided, however, that (x) each Equityholder represents and warrants that such Equityholder is not aware of any basis for any Excluded Claim, and (y) if a Equityholder files such a charge relating to any act or failure to act that occurred before the Closing Date, and/or if the Equal Employment Opportunity Commission or any such Governmental Authority brings a suit or other proceeding against any of the Releasees on such Equityholder’s behalf based on any such act or failure to act relating to any act or failure to act that occurred before the Closing Date, such Equityholder agrees that such Equityholder shall not seek or accept any legal, equitable, or monetary relief in connection with any such charge, suit, or proceeding; and provided, further, that in the event that any such claim pursuant to clauses (b) or (c) herein would also constitute a breach by the Equityholder of their representations, warranties, agreement, covenants or obligations set forth herein or in the Transaction Documents, then notwithstanding anything to the contrary herein, such claim shall be a Released Claim and not an Excluded Claim. Each Equityholder further represents and warrants that it has not assigned or otherwise transferred any right or interest in or to any of the Released Claims. Each Equityholder further acknowledges that such Equityholder is aware that statutes exist that render null and void releases and discharges of any claims, rights, demands, liabilities, action and causes of action which are unknown to the releasing or discharging party at the time of execution of the release and discharge. Each Equityholder hereby expressly waives, surrenders and agrees to forego any protection to which such Equityholder would otherwise be entitled by virtue of the existence of any such statute in any jurisdiction.

ARTICLE VII
Tax matters

Section 7.01 Tax Covenants.

(a) Without the prior written consent of Parent, the Equityholders (and, prior to the Closing, the Company, its Subsidiaries, their respective Affiliates and Representatives) shall not, to the extent it may affect, or relate to, the Company or any of its Subsidiaries, make, change or rescind any Tax election, or amend any Tax Return. Each Equityholder agrees that Parent is to have no liability for any Tax resulting from any action of the Equityholders, the Company, its Subsidiaries, their respective Affiliates or Representatives, and agrees to indemnify and hold harmless Parent (and, after the Closing Date, the Company and its Subsidiaries) against any such Tax or reduction of any Tax asset.

(b) All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents (including any real property transfer Tax and any other similar Tax) shall be borne and paid by the Equityholders when due. The Equityholders shall, at their own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Parent shall cooperate with respect thereto as necessary).

52

(c) Equityholder Representative shall prepare, or cause to be prepared, all Tax Returns required to be filed by the Company and its Subsidiaries after the Closing Date with respect to any Pre-Closing Tax Period. The preparation and filing of any Tax Return of the Company and its Subsidiaries that does not relate to a Pre-Closing Tax Period shall be exclusively within the control of Parent.

Section 7.02 Termination of Existing Tax Sharing Agreements. Any and all existing Tax sharing agreements (whether written or not) binding upon the Company shall be terminated as of the Closing Date. After such date neither the Company, the Equityholders nor any of their respective Affiliates or Representatives shall have any further rights or liabilities thereunder.

Section 7.03 Tax Indemnification. The Equityholders shall indemnify the Company, its Subsidiaries, Parent, and each Parent Indemnitee and hold them harmless from and against (a) any Loss attributable to any breach of or inaccuracy in any representation or warranty made in Section 3.24; (b) any Loss attributable to any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in ARTICLE VII; (c) all Taxes of the Company or its Subsidiaries or relating to the business of the Company and its Subsidiaries for all Pre-Closing Tax Periods; (d) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company or any of its Subsidiaries (or any predecessor of the Company or any of its Subsidiaries) is or was a member on or prior to the Closing Date by reason of a liability under Treasury Regulation Section 1.1502-6 or any comparable provisions of foreign, state or local Law; and (e) any and all Taxes of any Person imposed on the Company or any of its Subsidiaries arising under the principles of transferee or successor liability or by contract, relating to an event or transaction occurring before the Closing Date, in each of the above cases together with any out-of-pocket fees and expenses (including attorneys’ and accountants’ fees) incurred in connection therewith. The Equityholders shall reimburse Parent for any Taxes of the Company or any of its Subsidiaries that are the responsibility of the Equityholders pursuant to this Section 7.03 within ten (10) Business Days after payment of such Taxes by Parent, the Company or any of its Subsidiaries.

Section 7.04 Straddle Period. In the case of Taxes that are payable with respect to a taxable period that begins on January 1, 2019 and ends after the Closing Date (each such period, a “Straddle Period”), the portion of any such Taxes that are treated as Pre-Closing Taxes for purposes of this Agreement shall be:

(a) in the case of Taxes (i) based upon, or related to, income, receipts, profits, wages, capital or net worth, (ii) imposed in connection with the sale, transfer or assignment of property, or (iii) required to be withheld, deemed equal to the amount which would be payable if the taxable year ended with the Closing Date as determined based on an interim closing of the books as of the close of business on the Closing; and

(b) in the case of other Taxes, deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

Equityholder Representative shall provide Parent with draft income Tax Returns for Company or any Subsidiary for any Straddle Period at least thirty (30) days prior to the due date for filing such Tax Returns (including valid extensions). All such Tax Returns shall be prepared in accordance with past practice, except as required by applicable Law.

53

Section 7.05 Contests. Parent agrees to give written notice to Equityholder Representative of the receipt of any written notice by the Company, any of its Subsidiaries, Parent or any of Parent’s Affiliates which involves the assertion of any claim related to Taxes or a Tax Return, or the commencement of any Action related to Taxes or a Tax Return, in respect of which an indemnity may be sought by Parent pursuant to this ARTICLE VII (a “Tax Claim”); provided, that failure to comply with this provision shall not affect Parent’s right to indemnification hereunder. Parent shall control the contest or resolution of any Tax Claim; provided, however, that Parent shall obtain the prior written consent of Equityholder Representative (which consent shall not be unreasonably withheld or delayed) before entering into any settlement of a claim or ceasing to defend such claim; and, provided further, that Equityholder Representative shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose, the fees and expenses of which separate counsel shall be borne solely by Equityholder Representative (on behalf of the Equityholders).

Section 7.06 Cooperation and Exchange of Information. Equityholder Representative and Parent shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return pursuant to this ARTICLE VII or in connection with any audit or other proceeding in respect of Taxes of the Company or any of its Subsidiaries. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities. Each of the Equityholders, Equityholder Representative and Parent shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company and its Subsidiaries for any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods. Prior to transferring, destroying or discarding any Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company or any of its Subsidiaries for any taxable period beginning before the Closing Date, the Equityholder Representative or Parent (as the case may be) shall provide the other Parties with reasonable written notice and offer the other Parties the opportunity to take custody of such materials.

Section 7.07 Tax Treatment of Indemnification Payments. Any indemnification payments pursuant to this ARTICLE VII shall be treated as an adjustment to the Merger Consideration by the Parties for Tax purposes, unless otherwise required by Law.

Section 7.08 Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 3.24 and this ARTICLE VII shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days.

Section 7.09 Overlap. To the extent that any obligation or responsibility pursuant to ARTICLE IX may overlap with an obligation or responsibility pursuant to this ARTICLE VII, the provisions of this ARTICLE VII shall govern.

ARTICLE VIII
Conditions to closing

Section 8.01 Conditions to Obligations of All Parties. The obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

54

(b) Each of the Company and its Subsidiaries shall have received all of the Required Consents, and shall have received all consents, approvals, Permits, Governmental Orders from or with respect to, and shall make all declarations or filings with, or notices to, any Governmental Authority referred to in Section 3.04, in form and substance reasonably satisfactory to Parent, and no such Required Consent or consent, approval, Permit or Governmental Order shall have been revoked.

Section 8.02 Conditions to Obligations of Parent. The obligations of Parent and Sub to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Parent’s waiver, at or prior to the Closing, of each of the following conditions:

(a) Other than the representations and warranties of the Company contained in Section 3.01, Section 3.02, Section 3.10 and Section 3.21 (collectively, the “Company Fundamental Reps”), and the representations and warranties of the Equityholders contained in Section 4.01 and Section 4.02 (the “Equityholder Fundamental Reps” and, together with the Company Fundamental Reps, the “Fundamental Reps”), the representations and warranties of the Company and the Equityholders contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The Fundamental Reps shall be true and correct in all respects on and as of the date hereof (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b) The Equityholders and the Company shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, the Equityholders and the Company shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

(c) No Action shall have been commenced against Parent, Sub, the Equityholders or the Company, which would prevent the Closing. No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby.

(d) Parent and its Representatives shall have completed their due diligence procedures with respect to the Company to the Parent’s satisfaction and there shall be no outstanding due diligence issues that have not been resolved to Parent’s satisfaction.

(e) The board of directors of the Parent and the manager and members of the Company, respectively, shall have approved this Agreement, the Transaction Agreements and the transactions contemplated hereby and thereby.

(f) No Material Adverse Effect shall have occurred.

55

(g) All declarations or filings with, or notices to, any Governmental Authority referred to in Section 3.04 shall have been made, and all Required Consents and all consents, approvals, Permits and Governmental Orders from or with respect to any Governmental Authority referred to in Section 3.04 shall have been received, and executed counterparts thereof (as applicable) shall have been delivered to Parent at or prior to the Closing.

(h) The Transaction Documents (other than this Agreement) and the Continuing Employee PIIAs shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to Parent.

(i) Parent shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of the Company, that each of the conditions set forth in Section 8.02(a) and Section 8.02(b) have been satisfied.

(j) Parent shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Company certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of the Company authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

(k) Parent shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Company certifying the names and signatures of the officers of the Company authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder.

(l) Parent shall have received written resignations, effective as of the Closing Date, of each of the directors and officers of the Company and its Subsidiaries.

(m) The Company shall have delivered to Parent a good standing certificate (or its equivalent) for each of the Company and its Subsidiaries from the secretary of state or similar Governmental Authority of the jurisdiction under the Laws in which the Company is organized.

(n) The Company shall have delivered to Parent the Estimated Closing Statement at least three (3) Business Days prior to the Closing.

(o) The Company shall have delivered to Parent the Consideration Spreadsheet and a closing flow of funds at least three (3) Business Days prior to the Closing.

(p) The Company and each Equityholder shall have delivered to Parent a certificate pursuant to Treasury Regulations Section 1.1445-2(b) that the Company and each Equityholder is not a foreign person within the meaning of Section 1445 of the Code.

(q) Each Equityholder shall have delivered, or caused to be delivered, to Parent (i) certificates evidencing the Company Interests, free and clear of Encumbrances, duly endorsed in blank or accompanied by membership interest powers or other instruments of transfer duly executed in blank and with all required membership interest transfer tax stamps affixed; and (ii) no later than two (2) Business Days prior to the Closing Date, bank account and wire transfer information for the payment of the Closing Cash Payment to such Equityholder.

56

(r) The Company shall have provided reasonable evidence to Parent that the Delinquent Entity has been dissolved, its name has been changed to something other than “Craft Canning LLC” or any variant thereof, and its assets have been distributed to the Company.

(s) Each of the Company and the Equityholders shall have delivered to Parent such other documents or instruments as Parent reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

Section 8.03 Conditions to Obligations of the Company and the Equityholders. The obligations of the Company and the Equityholders to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Company’s waiver, at or prior to the Closing, of each of the following conditions:

(a) Other than the representations and warranties of Parent and Sub contained in Section 5.01 and Section 5.04, the representations and warranties of Parent and Sub contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of Parent and Sub contained in Section 5.01 and Section 5.04 shall be true and correct in all respects on and as of the date hereof.

(b) Parent and Sub shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, Parent and Sub shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

(c) No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any material transaction contemplated hereby.

(d) The Transaction Documents (other than this Agreement) shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to the Company.

(e) The Company shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Parent and Sub, that each of the conditions set forth in Section 8.03(a) and Section 8.03(b) have been satisfied.

(f) The Company shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Parent and Sub certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Parent and Sub or committee thereof authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

57

(g) The Company shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Parent and Sub certifying the names and signatures of the officers of Parent authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder.

(h) Parent and Sub shall have delivered to the Company such other documents or instruments as the Company reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

ARTICLE IX
Indemnification

Section 9.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein (other than any representations or warranties contained in Section 3.24 which are subject to ARTICLE VII) shall survive the Closing and shall remain in full force and effect until the date that is twelve (12) months from the Closing Date; provided, that the Fundamental Reps shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days. All covenants and agreements of the parties contained herein (other than any covenants or agreements contained in ARTICLE VII which are subject to ARTICLE VII) shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Section 9.02 Indemnification By Equityholders Subject to the other terms and conditions of this ARTICLE IX, each Equityholder shall severally but not jointly indemnify and defend each of Parent and its Affiliates (including, Sub, the Company and its Subsidiaries) and their respective Representatives (collectively, the “Parent Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Parent Indemnitees based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of the Company and the Equityholders contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Company or the Equityholders pursuant to this Agreement (other than in respect of Section 3.24, it being understood that the sole remedy for any such inaccuracy in or breach thereof shall be pursuant to ARTICLE VII), as of the date such representation or warranty was made (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company or the Equityholders pursuant to this Agreement (other than any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in ARTICLE VII, it being understood that the sole remedy for any such breach, violation or failure shall be pursuant to ARTICLE VII);

(c) operation of the Company prior to the Closing, including with respect to any product liability, guaranty, warranty or indemnification related to the Company Services that relate to acts or omission occurring prior to the Closing, except for any of the foregoing that occur in the ordinary course of business consistent with historical levels and only after the exhaustion of available insurance;

58

(d) any Closing Date Debt which was not included in the calculation of any Post-Closing Adjustment;

(e) any Transaction Expenses which was not included in the calculation of any Consideration Spreadsheet; or

(f) any claim made by any Equityholder or any other Person relating to the calculations and determinations set forth on the Consideration Spreadsheet, and any other matter specifically related to the Consideration Spreadsheet.

Section 9.03 Indemnification By Parent. Subject to the other terms and conditions of this ARTICLE IX, Parent shall indemnify and defend each Equityholder and its Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Parent and/or Sub contained in this Agreement or in any certificate or instrument delivered by or on behalf of Parent and/or Sub pursuant to this Agreement, as of the date such representation or warranty was made (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Parent and/or Sub pursuant to this Agreement (other than ARTICLE VII, it being understood that the sole remedy for any such breach thereof shall be pursuant to ARTICLE VII);

(c) operation of the Company following the Closing.

Section 9.04 Certain Limitations. The indemnification provided for in Section 9.02 and Section 9.03 shall be subject to the following limitations:

(a) Except as set forth in Section 9.04(c) below and the Transaction Expenses, the Equityholders shall not be liable to the Parent Indemnitees for indemnification under Section 9.02(a) until the aggregate amount of all Losses in respect of indemnification under Section 9.02(a) exceeds $75,000 (the “Basket”), in which event the Equityholders shall be required to pay or be liable for all such Losses in excess of the Basket until the aggregate amount of Losses exceeds the Cap or as set forth in Section 9.04(c). The aggregate amount of all Losses for which the Equityholders shall be liable pursuant to Section 9.02(a) shall not exceed the Cap.

(b) Parent shall not be liable to the Seller Indemnitees for indemnification under Section 9.03(a) until the aggregate amount of all Losses in respect of indemnification under Section 9.03(a) exceeds the Basket, in which event Parent shall be required to pay or be liable for all such Losses from the first dollar. The aggregate amount of all Losses for which Parent shall be liable pursuant to Section 9.03(a) shall not exceed the Cap.

(c) Notwithstanding the foregoing, the limitations set forth in Section 9.04(a) shall not apply to Losses based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any of the Fundamental Reps. The maximum liability of the Equityholders for indemnification under Section 9.02(a) for breaches of the Fundamental Reps, as applicable, shall equal the Merger Consideration. Notwithstanding the foregoing, there shall be no limitation on Losses arising from claims pursuant to ARTICLE VII or based on fraud, willful misconduct or intentional misrepresentation.

59

(d) For purposes of this ARTICLE IX, any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty.

(e) Each Seller Indemnitee and Parent Indemnitee shall and, to the extent applicable, shall cause its Affiliates to, make commercially reasonable efforts to mitigate any Losses for which such Indemnified Party intends to make a claim for indemnification hereunder. The amount which an Indemnifying Party is or may be required to pay to an Indemnified Party in respect of Losses for which indemnification is provided under this Agreement will be reduced by any amounts actually received under insurance policies by or on behalf of the Indemnified Party, net of costs of collection and increased premiums, in respect of such Losses (such amounts are referred to herein as “Indemnity Reduction Amounts”). If any Indemnified Party receives any Indemnity Reduction Amounts in respect of an any claim for which indemnification is provided under this Agreement after the full amount of such claim has been paid by an Indemnifying Party or after an Indemnifying Party has made a partial payment of such claim and such Indemnity Reduction Amounts exceed the remaining unpaid balance of such claim, then the Indemnified Party will promptly remit to the Indemnifying Party an amount equal to the excess (if any) of (i) the amount theretofore paid by the Indemnifying Party in respect of such claim, less (ii) the amount of the indemnity payment that would have been due if such Indemnity Reduction Amounts in respect thereof had been received before the indemnity payment was made. The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses prior to seeking indemnification under this Agreement.

Section 9.05 Indemnification Procedures. The party making a claim under this ARTICLE IX is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this ARTICLE IX is referred to as the “Indemnifying Party”.

(a) Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that if the Indemnifying Party is an Equityholder, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that (x) is asserted directly by or on behalf of a Person that is a supplier or customer of the Company, or (y) seeks an injunction or other equitable relief against the Indemnified Party. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 9.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party reasonably determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 9.05(b), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. The Equityholder Representative, Parent, and Sub shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 6.01) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

60

(b) Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 9.05(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten (10) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 9.05(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c) Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have 30 days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Company’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 30-day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

61

(d) Tax Claims. Notwithstanding any other provision of this Agreement, the control of any claim, assertion, event or proceeding in respect of Taxes of the Company (including, but not limited to, any such claim in respect of a breach of the representations and warranties in Section 3.24 hereof or any breach or violation of or failure to fully perform any covenant, agreement, undertaking or obligation in ARTICLE VII) shall be governed exclusively by ARTICLE VII hereof.

(e) The rights and remedies of any party in respect of any inaccuracy in or breach of any representation, warranty, covenant, agreement, or Liability of any other party contained in this Agreement will in no way be limited by the fact that the act, omission, occurrence, or other state of facts or circumstances upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant, agreement, or Liability as to which there is no inaccuracy or breach.

Section 9.06 Payments; Set-Off. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this ARTICLE IX, the Indemnifying Party shall satisfy its obligations within fifteen (15) Business Days of such final, non-appealable adjudication. If any Loss is payable to any Parent Indemnitee, such payments shall be made as follows: (a) first, by the Parent’s automatic repurchase of a number of Consideration Shares issued to the Equityholders pursuant to the Subscription Agreements at a repurchase price of $0.0001 per share; (b) second, by proportionally reducing the principal amounts of the Notes payable to the Equityholders in accordance with each Equityholder’s Percentage Share, until the principal amounts of the Notes equals zero; and (c) by the Equityholders directly to the Parent, by check or wire transfer of immediately available funds. If any Loss is payable to any Seller Indemnitee, such payments shall be made, at the option of Parent, by (y) proportionally increasing the principal amounts of the Notes payable to the Equityholders in accordance with each Equityholder’s Percentage Share or (z) check or wire transfer of immediately available funds. The parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such fifteen (15)-Business Day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to and including the date such payment has been made at a rate per annum equal to ten percent (10%). Such interest shall be calculated daily on the basis of a 365-day year and the actual number of days elapsed, without compounding.

Section 9.07 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Merger Consideration for Tax purposes, unless otherwise required by Law.

62

Section 9.08 Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate or by reason of the Indemnified Party’s waiver of any condition set forth in Section 8.02 or Section 8.03, as the case may be.

Section 9.09 Exclusive Remedies. Subject to Section 6.02 and Section 11.11, the Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity, willful misconduct or intentional misrepresentation on the part of a Party in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in ARTICLE VII and this ARTICLE IX. In furtherance of the foregoing, each Party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other Parties and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in ARTICLE VII and this ARTICLE IX. Nothing in this Section 9.09 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any Party’s fraudulent, criminal actions, willful misconduct or intentional misrepresentation.

ARTICLE X
TERMINATION

Section 10.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of the Company, Equityholders, Parent, and Sub;

(b) by Parent by written notice to the Company and the Equityholders if:

(i) Parent or Sub is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Company or the Equityholders pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VIII and such breach, inaccuracy or failure has not been cured by Equityholders within ten days of Equityholders’ receipt of written notice of such breach from Parent; or

(ii) any of the conditions set forth in Section 8.01 or Section 8.02 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by 5:00 PM (Pacific Time) on January 31, 2019;

(c) by Equityholders by written notice to Parent if:

(i) Equityholders are not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Parent or Sub pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VIII and such breach, inaccuracy or failure has not been cured by Parent or Sub within ten days of Parent’s receipt of written notice of such breach from Equityholders; or

63

(ii) any of the conditions set forth in Section 8.01 or Section 8.03 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by 5:00 PM (Pacific Time) on January 31, 2019; or

(d) by Parent or Equityholders in the event that (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.

Section 10.02 Termination Fee. In the event of the termination of this Agreement by Parent following a breach by any Equityholder of Section 6.10, Parent shall be entitled to a termination fee of $20,000, payable on a joint and several basis by the Equityholders.

Section 10.03 Effect of Termination. In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except:

(a) as set forth in this ARTICLE X and ARTICLE XI hereof; and

(b) that nothing herein shall relieve any party hereto from liability for any willful breach of any provision hereof.

The Parties acknowledge and agree that the Mutual Non-Disclosure Agreement by and between Parent and the Company dated on or about September 11, 2018 shall survive termination of this Agreement and that Sub and its representatives will be bound by the restrictions set forth therein.

ARTICLE XI Miscellaneous

Section 11.01 Expenses. Except as otherwise expressly provided herein, all Transaction Expenses shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred. All Transaction Expenses incurred by the Company prior to Closing (the “Company Transaction Expenses”) that remain unpaid as of the Closing shall be paid by Parent at the Closing and deducted from the Merger Consideration as set forth in Section 2.08. All Company Transaction Expenses shall be as set forth in the Estimated Closing Statement.

Section 11.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 11.02):

If to Equityholder Representative or to the Company prior to Closing:	[ADDRESS]

	E-mail:	[E-MAIL]

	Attention:	[ATTN]

64

with a copy to (which shall not constitute notice):	Ater Wynne LLP
1331 NW Lovejoy Street, Suite 900
Portland, OR 97209 USA

	Facsimile:	+1 (503) 226-0079

	E-mail:	tk@aterwynne.com

	Attention:	Thomas M. Karnes

If to Parent, Sub, or to the Company from and after Closing:	Eastside Distilling, Inc. 1001 SE Water Avenue, Suite 390 Portland, OR 97214 USA

	Facsimile:	+1 (866) 554-0271

	E-mail:	Notices@eastsidedistilling.com

	Attention:	Chief Executive Officer

with a copy to (which shall not constitute notice):	Summit Law Group, PLLC 315 Fifth Avenue South, Suite 1000 Seattle, WA 98104 USA

	Facsimile:	+1 (206) 676-7119

	E-mail:	andys@summitlaw.com

	Attention:	Andrew W. Shawber, Esq.

Section 11.03 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 11.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

65

Section 11.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Except as provided in Section 6.02(e), upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 11.06 Entire Agreement. This Agreement and the other Transaction Documents constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 11.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign its rights or obligations hereunder without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed; provided, however, that Parent or Sub may, without the prior written consent of the other Parties, assign all or any portion of its rights under this Agreement to one or more of its direct or indirect wholly-owned subsidiaries. No assignment shall relieve the assigning Party of any of its obligations hereunder.

Section 11.08 No Third-party Beneficiaries. Except as provided in Section 7.03 and ARTICLE IX, this Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 11.09 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 11.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Oregon without giving effect to any choice or conflict of law provision or rule (whether of the State of Oregon or any other jurisdiction).

66

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF OREGON IN EACH CASE LOCATED IN THE CITY OF PORTLAND AND COUNTY OF MULTNOMAH, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.10(c).

Section 11.11 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 11.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

67

Section 11.13 Appointment of Equityholder Representative.

(a) Powers of Attorney. Each Equityholder irrevocably constitutes and appoints Owen Lingley (the “Equityholder Representative”) as such Equityholder’s true and lawful agent, proxy and attorney-in-fact and agent and authorizes the Equityholder Representative acting for such Equityholder and in such Equityholder’s name, place and stead, in any and all capacities to do and perform every act and thing required or permitted to be done by such Equityholder or the Equityholder Representative hereunder or otherwise in connection with the agreements and transactions contemplated by this Agreement, as fully to all intents and purposes as such Equityholder might or could do in person, including, without limitation:

(i) deliver all notices required to be delivered by such Equityholder under this Agreement, including, without limitation, any notice of a claim for which indemnification is sought under Section 9.02;

(ii) receive all notices required to be delivered to such Equityholder under this Agreement, including, without limitation, any notice of a claim for which indemnification is sought under Section 9.02;

(iii) take any and all action on behalf of such Equityholder from time to time as the Equityholder Representative may deem necessary or desirable to defend, pursue, resolve and/or settle disputes or claims under this Agreement, including, without limitation, claims for indemnification under Section 9.02 or claims related to any EBITDA Adjustment

(iv) vote or consent on behalf of the Equityholders with respect to matters under this Agreement or the transactions contemplated hereby;

(v) authorize adjustment of the principal amount of the Notes in satisfaction of any amounts owed to Parent and/or Sub pursuant to Section 2.09;

(vi) authorize adjustment of the principal amount of the Notes in satisfaction of claims for indemnification made by Parent and/or Sub pursuant to ARTICLE IX;

(vii) execute and deliver all documents necessary or desirable to carry out the intent of this Agreement and any Transaction Document;

(viii) make all elections or decisions contemplated by this Agreement and any Transaction Document;

(ix) to engage and employ agents and Representatives (including accountants, legal counsel and other professionals) and to incur such other expenses as the Equityholder Representative deems necessary or prudent in connection with the administration of the foregoing; and

(x) to take all actions necessary or appropriate in the good faith judgment of Equityholder Representative for the accomplishment of the foregoing.

Each Equityholder grants unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in connection with the transactions contemplated by this Agreement, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that the Equityholder Representative may lawfully do or cause to be done by virtue hereof. The foregoing authorization is granted and conferred in consideration for the various agreements and covenants of the Equityholders and each Equityholder, by executing this Agreement, agrees that such agency, proxy and power of attorney are coupled with an interest, and are therefore irrevocable without the consent of the Equityholder Representative and Parent and shall survive the death, incapacity, or bankruptcy of such Equityholder. Each Equityholder acknowledges and agrees that upon execution of this Agreement, any delivery by the Equityholder Representative of any waiver, amendment, agreement, opinion, certificate or other documents executed by the Equityholder Representative or any decisions made by the Equityholder Representative pursuant to this Section 11.13, such Person shall be bound by such documents or decision as fully as if such Equityholder had executed and delivered such documents or made such decisions.

68

(b) Liability. The Equityholder Representative shall not have by reason of this Agreement a fiduciary relationship in respect of any Equityholder, except in respect of amounts received on behalf of such Equityholder. The Equityholder Representative shall not be liable to any Equityholder for any action taken or omitted by him or any agent employed by him hereunder or under any other Transaction Document, or in connection therewith, except that the Equityholder Representative shall not be relieved of any liability imposed by law for gross negligence or willful misconduct. The Equityholder Representative shall not be liable to the Equityholders for any apportionment or distribution of payments made by him in good faith, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Equityholder to whom payment was due, but not made, shall be to recover from the other Equityholders any payment in excess of the amount to which they are determined to have been entitled. The Equityholder Representative shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement.

(c) Replacement of the Equityholder Representative. Upon the death, disability or incapacity of the initial Equityholder Representative appointed pursuant to Section 11.13 (a) above, each Equityholder acknowledges and agrees that such Equityholder Representative’s executor, guardian or legal Representative, as the case may be, shall appoint a replacement reasonably believed by such person (and reasonably approved by Parent) as capable of carrying out the duties and performing the obligations of the Equityholder Representative hereunder within 30 days. In the event that the Equityholder Representative resigns for any reason, the Equityholder Representative shall, subject to Parent’s approval which shall not be unreasonably withheld or delayed, select another Representative to fill such vacancy. Any substituted Representative shall be deemed the Equityholder Representative for all purposes of this Agreement and the other Transaction Documents.

(d) Actions of the Equityholder Representative; Liability of the Equityholder Representative. The Company and each Equityholder agrees that Parent and Sub shall be entitled to rely on any action taken by the Equityholder Representative, on behalf of the Equityholders, pursuant to Section 11.13 (a) above (each, an “Authorized Action”), and that each Authorized Action shall be binding on each Equityholder as fully as if such Equityholder had taken such Authorized Action. Each of the Equityholders severally and not jointly, on a pro-rata basis based on their respective Percentage Share agree to pay, and to indemnify and hold harmless, each of the Parent Indemnitees from and against any Losses which they may suffer, sustain, or become subject to, as the result of any claim by any Person that an Authorized Action is not binding on, or enforceable against, the Equityholders (and each Equityholder expressly waives and disclaims any such claim against the Parent Indemnitees). In addition, the Equityholders hereby release and discharge Parent and Sub from and against any liability arising out of or in connection with the Equityholder Representative’s failure to distribute any amounts received by the Equityholder Representative on the Equityholders’ behalf to the Equityholders.

(e) Indemnification of Equityholder Representative. The Equityholder Representative will receive no compensation for services as the Equityholder Representative; provided, however, that the Equityholder Representative shall be entitled to reimbursement of its expenses from the Equityholders. Each Equityholder severally and not jointly, on a pro rata basis based on their respective Percentage Shares, indemnifies the Equityholder Representative and its agents and holds the Equityholder Representative and its agents harmless against any Loss incurred in good faith by or on behalf of the Equityholder Representative and arising out of or in connection with the acceptance or administration of the Equityholder Representative’s duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Equityholder Representative.

[signature pageS follow]

69

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY:

CRAFT CANNING LLC

By:	/s/ Owen Lingley
Name:	Owen Lingley
Title:	Owner

PARENT:

EASTSIDE DISTILLING, INC.

By:	/s/ Grover Wickersham
Name:	Grover Wickersham
Title:	Chief Executive Officer

70

SUB:

CRAFT ACQUISITION CO LLC

By:	/s/ Grover Wickersham
Name:	Grover Wickersham
Title:	Chief Executive Officer

EQUITYHOLDERS:

/s/ Samantha Albery
Samantha Albery

/s/ Owen Lingley
Owen Lingley

/s/ Suzanne Lewis Ship
Suzanne Lewis Ship

EQUITYHOLDER REPRESENTATIVE:

/s/ Owen Lingley
Owen Lingley

71

ANNEX I

CLOSING DATE DEBT

Note to Draft: Annex to reference long term debt, lines of credit, and vehicle financing.

72

Execution Version

ANNEX II

SAMPLE MERGER CONSIDERATION CALCULATION

(For illustrative purposes only)

$5,400,000

PLUS

Estimated Closing Cash: $500,000

PLUS

Capital Payment Amount: $193,931

MINUS

Estimated Closing Debt: $900,000

MINUS

Estimated Closing Transaction Expenses: $200,000

EQUALS

Merger Consideration: $4,993,931

73

Execution Version

ANNEX III

INVESTMENT REPRESENTATIONS

Each Equityholder who is not a Cash-out Equityholder hereby represents and warrants to, and covenants and agrees with, the Parent, as of the Closing Date, as set forth below.

(a) No Registration. Such Equityholder understands that the Consideration Shares and any other securities issuable pursuant to the Agreement and the Employment Agreements (including any securities issued in replacement or upon exercise or exchange thereof, collectively, the “Securities”) have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Equityholder’s representations and warranties as expressed herein or otherwise made pursuant hereto.

(b) Investment Intent. Such Equityholder is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and that such Equityholder has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Equityholder further represents and warrants that it does not have any contract, undertaking, agreement or arrangement with any individual or entity to sell, transfer or grant participation to such individual or entity or to any third person with respect to any of the Securities.

(c) Accredited Investor; Investment Experience. Such Equityholder is an “accredited investor” as such term is defined in Section 501(a) of Regulation D promulgated under the Securities Act. Such Equityholder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Parent and acknowledges that such Equityholder can protect its own interests. Such Equityholder has such knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of its investment in the Parent.

(d) Speculative Nature of Investment. Such Equityholder understands and acknowledges that the Parent has a limited financial and operating history and that an investment in the Parent is highly speculative and involves substantial risks. Such Equityholder can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of his investment.

(e) Access to Data. Such Equityholder has had an opportunity to ask questions of, and receive answers from, the officers of the Parent concerning the Agreement, the annexes and schedules attached hereto, and the transactions contemplated by the Agreement, as well as the Parent’s business, management and financial affairs, which questions were answered to its satisfaction. Such Equityholder believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Such Equityholder understands that such discussions, as well as any information issued by the Parent, were intended to describe certain aspects of the Parent’s business and prospects, but were not necessarily a thorough or exhaustive description. Such Equityholder acknowledges that any business plans prepared by the Parent have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results. Such Equityholder also acknowledges that it is relying solely on its own counsel and not on any statements or representations of the Parent or its agents for legal or tax advice with respect to this investment or the transactions contemplated by the Agreement.

74

(f) Domicile. Such Equityholder’s residence (or, if an entity, Such Equityholder’s principal place of business) is indicated in the signature pages to the Agreement.

(g) Restricted Securities. Such Equityholder understands that the Securities are “restricted securities” as such term is defined in Rule 144 under Securities Act and that the rules of the Securities and Exchange Commission (the “SEC”) provide in substance that such Equityholder may dispose of the Securities only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and such Equityholder understands that the Parent has no obligation to register any of the Securities or to take action so as to permit sales pursuant to the Securities Act (including Rule 144 thereunder). Accordingly, such Equityholder understands that absent registration, under the rules of the SEC, such Equityholder may be required to hold the Securities indefinitely or to transfer the Securities in “private placements” that are exempt from registration under the Securities Act, in which event the transferee will acquire “restricted securities” subject to the same limitations as in the hands of such Equityholder. As a consequence, such Equityholder understands that it must bear the economic risks of the investment in the Securities for an indefinite period of time.

(h) Restrictions on Transfer. Such Equityholder agrees that if it decides to offer, sell or otherwise transfer any of the Securities, it shall not offer, sell or otherwise transfer any of such Securities, directly or indirectly, except: (i) to the Parent; (ii) in compliance with an exemption from the registration requirements under the Securities Act and in accordance with applicable state securities laws; or (iii) under an effective registration statement under the Securities Act and in accordance with applicable state securities laws; and, in the case of clause (ii), such Equityholder has, prior to such offer, sale or transfer, furnished to the Parent a legal opinion or other evidence of exemption, satisfactory to the Parent.

(i) Legends. Such Equityholder understands and agrees that the certificates evidencing the Securities issuable hereunder, or any other securities issued in respect of such Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear legends in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

75

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME FOLLOWING THE EFFECTIVE DATE OF THE UNDERWRITTEN PUBLIC OFFERING OF THE ISSUER’S SECURITIES SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SECURITIES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER PRIOR TO THE EXPIRATION OF SUCH PERIOD WITHOUT THE CONSENT OF THE ISSUER OR THE MANAGING UNDERWRITER.”

(j) No General Solicitation. Such Equityholder is not purchasing the Securities as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or the internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(k) Tax Consequences. Such Equityholder understands and agrees that there may be material tax consequences to it of an acquisition or disposition of the Securities. The Parent gives no opinion and makes no representation or warranty with respect to the tax consequences to such Equityholder, its equity owners (if applicable) or any other person under U.S. federal, state or local or foreign tax law with respect to the acquisition or disposition of the Securities.

(l) Lock-Up Agreement. Such Equityholder hereby agrees that it shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Securities (or other securities) of the Parent or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Securities (or other securities) of the Parent held by such (other than those included in the registration) for a period specified by the representative of the underwriters of Parent’s common stock (or other securities) of the Parent not to exceed one hundred eighty (180) days following the effective date of any registration statement of the Parent filed under the Securities Act (or such other period as may be requested by the Parent or an underwriter to accommodate regulatory restrictions including, but not limited to, FINRA Rule 2241, if applicable, or any similar or successor provisions or amendments thereto).

Such Equityholder hereby agrees to execute and deliver such other agreements as may be reasonably requested by the Parent or the underwriter that are consistent with the foregoing or that are necessary to give further effect thereto. In addition, if requested by the Parent or the representative of the underwriters of Parent’s common stock (or other securities) of the Parent, such Equityholder shall provide, within ten (10) days of such request, such information as may be required by the Parent or such representative in connection with the completion of any public offering of the Parent’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this subsection (l) shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Parent may impose stop-transfer instructions with respect to the Securities (or other securities) of the Parent subject to the foregoing restriction until the end of such one hundred eighty (180) days or other period. Such Equityholder agrees that any permitted transferee or assignee of the Securities shall be bound by this subsection (l).

(m) Electronic Notice. Subject to the limitations set forth in Nevada Revised Statutes 78.010 et seq. (“Nevada Corporation Law”), such Equityholder hereby consents to the delivery of any notice to stockholders given by the Parent under the Nevada Corporation Law or the Parent’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number for such Equityholder set forth in the Agreement, (ii) email to the email address for such Equityholder set forth in the Agreement (iii) posting on an electronic network together with separate notice to such Equityholder of such specific posting or (iv) any other form of electronic transmission (as used in the Nevada Corporation Law) directed to such Equityholder. This consent may be revoked by such Equityholder by written notice to the Parent.

76

EXHIBIT A

SECURITY AGREEMENT

Attached.

Execution Version

EXHIBIT B

Articles of Merger

Attached.

Execution Version

EXHIBIT C

FORM OF NOTE

Attached.

Execution Version

EXHIBIT D

FORM OF SUBSCRIPTION AGREEMENTS

Attached.

Execution Version

EXHIBIT E

CONSIDERATION SPREADSHEET

Attached.